AGREEMENT AND PLAN OF MERGER

                               DATED JUNE 28, 1999



                                  BY AND AMONG



                             EBONLINEINC.COM, INC.,



                            CERX VENTURE CORPORATION

                                       AND

                              JOHN D. BRASHER, JR.




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                                TABLE OF CONTENTS

                                                                            PAGE

Article I   DEFINITIONS........................................................2

         SECTION 1.1   Definitions.............................................2

         SECTION 1.2   Knowledge...............................................6

Article II  THE MERGER 6

         SECTION 2.1   Merger..................................................6

         SECTION 2.2   Filing and Effective Time...............................6

         SECTION 2.3   Effects of the Merger...................................6

         SECTION 2.4   Conversion of EBonline Common Stock.....................7

         SECTION 2.5   Exchange of Certificates; Escrow of Acquiror Common
                       Stock...................................................7

         SECTION 2.6   No Fractional Shares....................................7

         SECTION 2.7   Tax-Free Reorganization.................................7

Article III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND THE MAJORITY
             STOCKHOLDER.......................................................8

         SECTION 3.1   Organization, Qualification and Authority of Acquiror...8

         SECTION 3.2   Capitalization..........................................8

         SECTION 3.3   Corporate Organizational Documents......................9

         SECTION 3.4   No Conflict.............................................9

         SECTION 3.5   Consents................................................9

         SECTION 3.6   Financial Statements....................................9

         SECTION 3.7   No Undisclosed Liabilities.............................10

         SECTION 3.8   Absence of Certain Changes.............................10

         SECTION 3.9   Reports................................................11

         SECTION 3.10  Owned Real Property....................................11

         SECTION 3.11  Real Property Leases...................................11

         SECTION 3.12  Title and Condition of Certain Personal Property.......11

         SECTION 3.13  Contracts..............................................11

         SECTION 3.14  Litigation.............................................12

         SECTION 3.15  Tax Matters............................................12

         SECTION 3.16  Compliance with Law; Permits...........................14

         SECTION 3.17  Intellectual Property..................................14


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         SECTION 3.18  Benefit Plans of Acquiror..............................15

         SECTION 3.19  Environmental and Health/Safety Matters................17

         SECTION 3.20  Corporate Records......................................18

         SECTION 3.21  Depositories...........................................18

         SECTION 3.22  Insurance..............................................18

         SECTION 3.23  True and Complete Copies...............................18

         SECTION 3.24  Brokerage..............................................18

         SECTION 3.25  Transactions with Affiliates...........................19

         SECTION 3.26  Employees..............................................19

         SECTION 3.27  Intercompany Liabilities...............................19

         SECTION 3.28  SEC Filings............................................19

         SECTION 3.29  Recapitalizations......................................19

         SECTION 3.30  Acquiror Common Stock..................................19

         SECTION 3.31  Full Disclosure........................................20

Article IV  REPRESENTATIONS AND WARRANTIES OF THE MAJORITY STOCKHOLDER........20

         SECTION 4.1   Record and Beneficial Ownership of Acquiror
                       Common Stock...........................................20

         SECTION 4.2   Due Execution..........................................20

         SECTION 4.3   No Conflict............................................20

         SECTION 4.4   Consents...............................................21

         SECTION 4.5   Brokerage..............................................21

         SECTION 4.6   Full Disclosure........................................21

Article V             REPRESENTATIONS AND WARRANTIES OF EBONLINE..............21

         SECTION 5.1   Organization, Qualification and Authority of EBonline..21

         SECTION 5.2   No Conflict............................................22

         SECTION 5.3   Consents...............................................22

         SECTION 5.4   Brokerage..............................................22

         SECTION 5.5   Capitalization.........................................22

         SECTION 5.6   Corporate Organizational Documents.....................23

         SECTION 5.7   Financial Statements...................................23


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         SECTION 5.8   No Undisclosed Liabilities.............................23

         SECTION 5.9   Contracts..............................................23

         SECTION 5.10  Litigation.............................................24

         SECTION 5.11  Intellectual Property..................................24

         SECTION 5.12  Corporate Records......................................25

         SECTION 5.13  Website................................................25

Article VI  COVENANTS OF THE PARTIES PENDING CLOSING..........................25

         SECTION 6.1   Conduct of Business....................................25

         SECTION 6.2   Approvals..............................................26

         SECTION 6.3   Actions with Respect to the Merger.....................27

         SECTION 6.4   Access to Information..................................27

         SECTION 6.5   Notification of Certain Matters........................27

         SECTION 6.6   Tax-Free Reorganization................................27

         SECTION 6.7   Amendment to Certificate of Incorporation..............27

Article VII  CONFIDENTIALITY AND PUBLICITY....................................28

         SECTION 7.1   Confidentiality........................................28

         SECTION 7.2   Publicity..............................................29

         SECTION 7.3   Return of Confidential Information.....................29

         SECTION 7.4   Injunctive Relief......................................29

Article VIII  CONDITIONS TO THE OBLIGATIONS OF EBONLINE.......................30

         SECTION 8.1   Representations and Warranties; Performance............30

         SECTION 8.2   Approvals..............................................30

         SECTION 8.3   No Proceeding or Litigation............................30

         SECTION 8.4   Other Documents........................................30

         SECTION 8.5   Corporate Action.......................................30

Article IX CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND THE MAJORITY
                       STOCKHOLDER............................................31

         SECTION 9.1   Representations and Warranties; Performance............31

         SECTION 9.2   Approvals..............................................31

         SECTION 9.3   No Proceeding or Litigation............................31



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         SECTION 9.4   Other Documents........................................31

         SECTION 9.5   Corporate Action.......................................31

Article X  CLOSING    32

         SECTION 10.1  Closing................................................32

         SECTION 10.2  Delivery of Documents by Acquiror......................32

         SECTION 10.3  Delivery of Documents by EBonline......................33

         SECTION 10.4  Filing of Articles of Merger and Certificate of Merger.33

Article XI TERMINATION AND REMEDIES...........................................33

         SECTION 11.1  Methods of Termination.................................33

         SECTION 11.2  Opportunity to Cure....................................34

         SECTION 11.3  Procedure Upon Termination.............................34

Article XII COVENANTS OF THE PARTIES SUBSEQUENT TO THE CLOSING................34

         SECTION 12.1  Access and Cooperation.................................34

         SECTION 12.2  Further Assurances.....................................35

         SECTION 12.3  Expenses...............................................35

         SECTION 12.4  Certain Sales..........................................35

Article XIII SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
             COVENANTS; INDEMNIFICATION.......................................35

         SECTION 13.1  Survival of Representations, Warranties and Covenants..35

         SECTION 13.2  Indemnification by EBonline............................35

         SECTION 13.3  Indemnification by the Majority Stockholder............36

         SECTION 13.4  Indemnification Procedure..............................36

Article XIV MISCELLANEOUS PROVISIONS..........................................37

         SECTION 14.1  Amendment..............................................37

         SECTION 14.2  Waiver.................................................37

         SECTION 14.3  Investigations.........................................38

         SECTION 14.4  Headings...............................................38

         SECTION 14.5  Notices................................................38

         SECTION 14.6  Binding Effect; Assignment.............................39

         SECTION 14.7  GOVERNING LAW..........................................39


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         SECTION 14.8  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..........39

         SECTION 14.9  Counterparts...........................................40

         SECTION 14.10 No Third Party Beneficiaries...........................40

         SECTION 14.11 Severability...........................................40

         SECTION 14.12 Entire Agreement.......................................40



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CT01/HEDIR/114529.5
                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER, is being entered into this 28th day of June, 1999, by and between EBonlineinc.com, Inc., a Delaware corporation ("EBonline") and CERX Venture Corporation, a Nevada corporation ("Acquiror"), and John D. Brasher, Jr., the owner of a majority of the issued and outstanding shares of capital stock of Acquiror (the "Majority Stockholder").

                                R E C I T A L S:


         WHEREAS, Acquiror is a development stage company whose recent principal focus has been to acquire a business;

         WHEREAS, EBonline is a Web-based business consisting of a Web site globally accessible via the Internet, designed to facilitate merger, acquisition and corporate finance activity;

         WHEREAS, the Boards of Directors of each of EBonline and Acquiror have determined that it is in the best interests of their respective companies and their respective stockholders to consummate the business combination transaction provided for herein, in which EBonline will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Acquiror, so that Acquiror is the surviving corporation in the Merger;

         WHEREAS, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, following the Merger, Acquiror intends to complete a private placement of 1,500,000 shares of Acquiror Common Stock (as defined herein).

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms have the meaning specified or referred to in this
SECTION 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to in this Agreement (as hereinafter defined) shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.


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         "ACQUIROR  COMMON STOCK" means the common stock of Acquiror,  par value
$.001 per share.

         "ACQUIROR TRANSFER AGENT" means CERX Venture Corporation in its capacity as the transfer agent for Acquiror Common Stock.

         "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

         "AGREEMENT" means this Agreement and Plan of Merger, including any exhibits, schedules and attachments hereto.

         "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement, declaration or other communication required to be filed with or delivered to, any Governmental Authority, Regulatory Authority or other Person.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 ET SEq., as amended, and the rules and regulations promulgated thereunder.

         "CLOSING DATE" shall be the date upon which the Closing occurs.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONTRACT" means any contract, agreement, commitment, undertaking, arrangement, purchase order or stipulation (whether oral or written).

         "EBONLINE COMMON STOCK" means the common stock of EBonline, $.01 par value per share.

         "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title, retention agreement, defect in title, covenant or other restriction of any kind, including any restriction on use, voting transfer or other attributes of ownership.

         "ENVIRONMENTAL LAW" means any environmental or health and/or safety-related law, regulation, rule, ordinance, order, decree or judgment at the Federal, state, or local level, whether existing as of the date hereof, previously enforced or subsequently enacted, including, but not limited to: (i) CERCLA; (ii) RCRA (as hereinafter defined); (iii) Federal Water Pollution Control Act, as amended by the Clean Water Act, as amended, 33 U.S.C. ss. 1251 ET SEq.; (iv) Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET seq., as amended; (v) Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 ET SEq., as amended; (vi) Clean Air Act, 42 U.S.C. ss. 7401 ET SEq., as amended; (vii) Rivers and Harbors Act, 33 U.S.C. ss. 401 ET seq., as amended; (viii) OSHA (as hereinafter defined); (ix) Safe Drinking Water Act, 42 U.S.C. ss. 300(f) ET Seq., as amended, and (x) any other federal, state or local law, regulation, rule, ordinance, order, decree or judgment currently or hereafter in existence which governs:

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         a. the  existence,  cleanup  and/or  remediation  of toxic or Hazardous
Substances (as hereinafter defined);

         b. the release or threatened release, emission, discharge or presence of Hazardous Substances into or in the environment;

         c. the control of Hazardous Substances; or

         d. the use, generation, transport, treatment, handling, management, storage, disposal, removal or recovery of Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and as such may be hereafter further amended, and the rules and regulations promulgated thereunder.

         "GOVERNMENTAL AUTHORITY" means any foreign, federal or national, state or provincial, municipal or local or other governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral board.

         "HAZARDOUS SUBSTANCES" means any substance, chemical or waste that is listed, or contains material amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, toxic, radioactive or dangerous under any applicable state or federal law; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable as fuel or polychlorinated biphenyls ("PCBS").

         "INDEBTEDNESS" means all obligations for borrowed money and accounts payable, however evidenced, including but not limited to principal and interest.

         "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data bases and documentation thereof, (vi) trade secrets,
(vii) other intellectual property rights and (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium).

         "LAWS" means all foreign, federal, state and local laws, statutes, ordinances and all rules, regulations, requirements (that have the force of law or regulation) and administrative codes of any Governmental Authority or Regulatory Agency.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), results of operations, prospects, assets, liabilities or business of a Person.

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         "NASD" means the National Association of Securities Dealers, Inc.

         "NASDAQ" means the NASD's Automated Quotation System.

         "ORDERS" means any consent or other type of decree, injunction, stipulation, decision, determination, judgment, order, ruling, arbitration or other award, assessment or writ of any Governmental Authority or Regulatory Agency (as hereinafter defined).

         "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C.ss. 651 ET SEQ., as amended, and the rules and ---- regulations promulgated thereunder.

         "PERMITS" means permits, certificates, Orders, licenses, approvals, tariffs, registrations and other authorizations.

         "PERMITTED ENCUMBRANCES" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable and (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable; PROVIDED, HOWEVER, that "Permitted Encumbrances" shall not include (i) liens of the types referred to in clauses (a) or (b) above which exceed $5,000 individually or $25,000 in the aggregate or (ii) liens or imperfections which materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

         "PERSON" means any individual,  corporation, limited liability company,
partnership,   joint   venture,   association,   joint-stock   company,   trust,
unincorporated organization, Governmental Authority or Regulatory Agency.

         "PRIME RATE" means the prime rate of interest as announced in THE WALL STREET JOURNAL from time to time or, if THE WALL STREET JOURNAL no longer publishes a prime rate, the prime rate quoted by Citibank, N.A. (or its successor) in New York City, New York from time to time.

         "RCRA"  means  the   Resource   Conservation   and  Recovery   Act,  42
U.S.C.ss.6901  ET  SEQ.,  as  amended,   and  the  rules  and  regulations  ----
promulgated thereunder.

         "REGULATIONS" means the Treasury Regulations promulgated under the Code.

         "REGULATORY AGENCY" means any self-regulatory organization, agency or instrumentality.

         "SECURITIES ACT" means the Securities Act of 1933, as amended and as such may be hereafter further amended, and the rules and regulations promulgated thereunder.

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                    INDEX OF TERMS DEFINED IN OTHER SECTIONS

Acquiror                                               First Paragraph
Acquiror Certificates                                  2.5
Closing                                                10.1
Confidential Information                               7.1(a)
Delivering Party                                       7.1(a)
Effective Time                                         2.2
Effective Date                                         2.2
Exchange Agent                                         2.5
Financial Statements                                   3.6
GCL                                                    2.1
Interim Financial Statements                           3.6
Merger                                                 Recitals
NCL                                                    2.1
Non-consenting Party                                   7.2
Pension Plan                                           3.18(c)
Plan(s)                                                3.18(a)
Receiving Party                                        7.1(a)
Reportable Event                                       3.18(e)
Majority Stockholder                                   First Paragraph
SEC                                                    3.28
Surviving Corporation                                  2.1
Tax Return                                             3.15
Taxes                                                  3.15
Transmittal Letter                                     2.5

         SECTION 1.2 KNOWLEDGE. The phrase "to the knowledge of Acquiror" as used herein refers to (i) the actual personal knowledge, after reasonable inquiry, of any of the officers of Acquiror and (ii) the actual personal knowledge of the Majority Stockholder, after reasonable inquiry, with respect to matters related to Acquiror's operation of its business and the Acquiror Common Stock.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1 MERGER. Upon and subject to the terms and conditions set forth in this Agreement and in accordance with the Nevada Corporation Law, as amended (the "NCL") and the Delaware General Corporation Law, as amended (the "GCL"), at the Effective Time (as hereinafter defined) EBonline shall be merged with and into Acquiror. Following the Merger, Acquiror shall continue to exist as the surviving corporation (sometimes referred herein to as the "Surviving Corporation"), and the separate corporate existence of EBonline shall cease.

         SECTION 2.2 FILING AND EFFECTIVE TIME. At the Closing, Acquiror and EBonline shall file with the Secretary of State of the State of Nevada the Articles of Merger, in the form attached hereto as EXHIBIT A, appropriately completed and executed in accordance with Section 92A.200 of the NCL and shall file with the Secretary of State of the State of Delaware the Certificate of Merger, in the form attached hereto as EXHIBIT B, appropriately completed and executed in accordance with Section 252 of the GCL. The Merger shall become effective upon the close of business on the date of filing (the "Effective Time," and the date thereof is hereinafter referred to as the "Effective Date") of the Articles of Merger and Certificate of Merger.

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         SECTION 2.3 EFFECTS OF THE  MERGER.  The Merger  shall have the effects set forth in Section 259 of the GCL. In addition: ---------------------

          (a) The certificate of incorporation of Acquiror as in effect at the Effective Time shall be and constitute the certificate of incorporation of the Surviving Corporation until amended or changed in accordance with applicable law;

          (b) The by-laws of Acquiror as in effect at the Effective Time shall be and constitute the by-laws of the Surviving Corporation until amended or changed in accordance with applicable law; and

          (c) Upon the Closing, the directors of Acquiror shall become the following: Martin A. Sumichrast, David Lavigne and Bruce Bertman.

          (d) Upon the Closing, the officers of Acquiror shall become the following: Martin A. Sumichrast, President and Treasurer; Kevin
               D. McNeil, Secretary; Jerome R. Schifferli, Assistant Secretary; and Susan E. McAvoy, Assistant Secretary.

         SECTION 2.4 CONVERSION OF EBONLINE COMMON STOCK. At and as of the Effective Time, by virtue of the Merger, each share of EBonline Common Stock owned by Eastbrokers International Incorporated and A1 Internet.com, Inc. shall be converted into 3,845.39 and 3,916.67 shares of Acquiror Common Stock, respectively.

         SECTION 2.5 EXCHANGE OF CERTIFICATES; ESCROW OF ACQUIROR COMMON STOCK. At the Closing, EBonline shall deliver a transmittal letter in substantially the form attached hereto as EXHIBIT C (the "Transmittal Letter") and surrender to the Acquiror Transfer Agent (in such capacity, the "Exchange Agent") the stock certificates (the "EBonline Certificates") representing the shares of EBonline Common Stock issued and outstanding immediately prior to the Effective Time. Upon surrender to the Exchange Agent of the EBonline Certificates, together with a duly executed Transmittal Letter, the Exchange Agent, on behalf of the Surviving Corporation, shall cancel such stock certificates and Acquiror shall issue, in accordance with the directions set forth in the Transmittal Letter, certificates (the "Acquiror Certificates") representing the number of shares of Acquiror Common Stock into which the shares of EBonline Common Stock, previously represented by the surrendered EBonline Certificates, shall have been converted at the Effective Time. Schedule 2.5 sets forth the name of each stockholder of EBonline and the number of shares of Acquiror Common Stock to which such stockholder will become entitled as a result of the Merger, assuming compliance with applicable provisions hereof. The Transmittal Letter shall instruct the Exchange Agent to deliver the Acquiror Certificates to the stockholders at the addresses identified therein.

         SECTION 2.6 NO FRACTIONAL SHARES. No fractional shares of Acquiror Common Stock shall be issued in the Merger. The total number of shares of Acquiror Common Stock that any person shall have a right to receive under this Agreement will be rounded up to the nearest whole share of Acquiror Common Stock.

         SECTION 2.7 TAX-FREE REORGANIZATION. Each of the parties hereto agrees that he or it intends the Merger to constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

                                       8
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                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                          AND THE MAJORITY STOCKHOLDER

         As an inducement to EBonline to enter into this Agreement and to consummate the transactions contemplated hereby, Acquiror and the Majority Stockholder, jointly and severally, represent and warrant to EBonline as follows:

         SECTION 3.1 ORGANIZATION, QUALIFICATION AND AUTHORITY OF ACQUIROR. (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Acquiror has full corporate power and authority and all material licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on the business as presently conducted by it and presently proposed to be conducted by it. Acquiror has been duly qualified or licensed as a foreign corporation for the transaction of business in, and Acquiror is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification or licensing, a list of which jurisdictions is set forth as SCHEDULE 3.1(A). Acquiror does not have any subsidiaries, and, except as shown on SCHEDULE 3.1(A) and except for securities acquired and held as inventory in the ordinary course of business not exceeding 5% of the class thereof, Acquiror does not have any direct or indirect ownership or hold any rights to acquire any capital stock or equity securities of any corporation or any other direct or indirect equity ownership interest in any other Person. Except for receivables and indebtedness arising in the ordinary course of business and except for debt acquired and held as inventory in the ordinary course of business not exceeding 5% of the class thereof, Acquiror does not have any direct or indirect ownership of any debt securities or indebtedness interest in any other Person.

         (b) Acquiror has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror and the performance of the transactions contemplated hereby have been duly authorized by each of the Board of Directors of Acquiror and the Majority Stockholder and no further corporate action on the part of Acquiror is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and constitutes the legal, valid and binding obligation of Acquiror enforceable against it in accordance with its terms.

         SECTION 3.2 CAPITALIZATION. (a) The authorized capital stock of Acquiror consists of (i) 50,000,000 shares of Acquiror Common Stock, of which 5,002,838 shares are issued and outstanding and 15,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Acquiror Common Stock were validly issued and are fully paid and non-assessable, and a majority of such shares of Acquiror Common Stock are owned beneficially and of record by the Majority Stockholder, free and clear of any Encumbrances, options, contracts, preemptive rights, rights of conversion or exchange, or equities. Except as contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings relating to the voting of the issued and outstanding shares of Acquiror Common Stock.

         (b) Except as set forth in SCHEDULE 3.2(B), Acquiror has no (i) outstanding subscriptions, options, puts, calls, warrants, agreements or other rights (including, without limitation, preemptive rights or rights of first refusal) or commitments to issue, nor any obligation or commitment to redeem or purchase, any of its authorized capital stock or (ii) securities convertible into or exchangeable for any of its authorized capital stock. There are no shares of capital stock held in the treasury of Acquiror and no shares of capital stock of Acquiror have been issued in violation of, or are subject to, any preemptive rights, puts, demands, subscription agreements or commitments of any character. Acquiror is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         SECTION 3.3 CORPORATE ORGANIZATIONAL DOCUMENTS. Copies of (i) the charter of Acquiror, certified by the Secretary of the State of Nevada, and (ii) the by-laws of Acquiror, certified by the secretary of Acquiror, each of which have been delivered to counsel for EBonline, are true and complete copies of such documents, as amended to date, and are in full force and effect on the date hereof.

         SECTION 3.4 NO CONFLICT. Except as set forth on SCHEDULE 3.4, neither the execution and delivery of this Agreement by Acquiror, nor the consummation of the transactions contemplated hereby by Acquiror, will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, or (iii) result in the creation of any Encumbrance upon any of the capital stock, assets or property of Acquiror pursuant to, the charter or by-laws of Acquiror, or any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which Acquiror is a party or subject, or by which any of its capital stock, assets or property is bound or (iv) contravene any applicable provision of any Laws.

         SECTION 3.5 CONSENTS. Except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the Secretary of State of the State of Delaware and (ii) consents and approvals set forth on SCHEDULE 3.13, and except as otherwise set forth on
SCHEDULE 3.5, no consent, approval or authorization of, exemption of other action by notice or declaration, filing or registration with, any Person is required to be obtained, made or given by Acquiror in connection with the execution, delivery and performance of this Agreement or the consummation by Acquiror of the transactions contemplated by this Agreement.

         SECTION 3.6 FINANCIAL STATEMENTS. Acquiror has previously delivered to EBonline correct and complete copies of the audited financial statements of Acquiror for the years ended December 31, 1996, 1997 and 1998 (the "Financial Statements") and the unaudited financial statements of Acquiror for the three month period ended March 31, 1999 (collectively, the "Interim Financial Statements") and has made available for inspection all auditors' work papers related to the foregoing financial information. Except as set forth on SCHEDULE 3.6, the Financial Statements and the Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Financial Statements and the Interim Financial Statements are based on the books and records of Acquiror at the time of their preparation, and fairly present the financial condition of Acquiror as of the dates they were prepared and the results of the operations of Acquiror for the periods indicated, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments which, except as set forth on SCHEDULE 3.6, will not, individually or in the aggregate, be material.

         SECTION 3.7 NO UNDISCLOSED LIABILITIES. Acquiror does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Acquiror except for (a) liabilities and obligations reflected in either the Financial Statements (including the notes thereto) or Interim Financial Statements and (b) liabilities and obligations disclosed on SCHEDULE 3.7.

         SECTION 3.8 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement or except as otherwise set forth in SCHEDULE 3.8, since the date of the Interim Financial Statements, Acquiror has operated its business only in the ordinary course and there has not been:

         (a) any change in the business or in the financial condition or in the operations of Acquiror which could reasonably be expected to have a Material Adverse Effect on Acquiror;

         (b) any damage, destruction or loss, not covered by insurance, with respect to any material asset of Acquiror;

         (c) except in the ordinary course of business, any sale, assignment, disposition, transfer, lease, mortgage, pledge or Encumbrance of any material assets of Acquiror;

         (d) any loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect on Acquiror;

         (e) any increase or decrease by Acquiror, except as consistent with past practices, in the wages, salaries, compensation, pension or other benefits payable to any employee;

         (f) any declaration, setting aside or payment of any dividend or distribution to any stockholder of Acquiror or redemption, purchase or other acquisition of any Acquiror capital stock or any right to acquire Acquiror Common Stock;

         (g) any material labor trouble, problem or grievance;

         (h) notice from any customer of Acquiror that it will or may cease doing business with Acquiror as a result of the transactions contemplated by this Agreement;

         (i) any change in any method of accounting or working practice; or

         (j) any agreement, whether or not in writing, to do any of the foregoing.

         SECTION 3.9 REPORTS. Acquiror has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1996 with any Governmental Authority and any other Regulatory Agencies, and has paid all fees and assessments due and payable in connection therewith. No Governmental Authority or Regulatory Agency has initiated any proceeding or, to the knowledge of Acquiror, investigation into the business or operations of Acquiror. There are no unresolved violations, criticisms or exceptions by any Governmental Authority or Regulatory Agency with respect to any report or statement relating to any examinations of Acquiror.

         SECTION 3.10 OWNED REAL PROPERTY. Acquiror has never owned and does not currently own any real property.

         SECTION 3.11 REAL PROPERTY LEASES. Acquiror has never leased and does not currently lease any real property

         SECTION 3.12 TITLE AND CONDITION OF CERTAIN PERSONAL PROPERTY. Acquiror does not currently own any tangible assets.

         SECTION 3.13 CONTRACTS. (a) SCHEDULE 3.13 contains a complete and correct list of all Contracts of the following types to which Acquiror is a party or by which Acquiror is bound:

          (i) any Contract relating to the future purchase of services, products, materials or supplies which (A) has a remaining obligation in excess of $5,000 or (B) otherwise materially affects the business;

          (ii) any Contract relating to any obligation for borrowed money or any guarantee or indemnification of an obligation for borrowed money or any other obligation or liability;

          (iii)any Contract that limits the right of Acquiror to compete in any line of business or to compete with any other Person;

          (iv) any Contract (A) relating to any outstanding commitment for capital expenditures in excess of $5,000 for any single project (so long as all such contracts not disclosed do not exceed $25,000 in the aggregate for all projects) or (B) otherwise materially affecting Acquiror's business;

          (v)  any Contract relating to the employment of any Person;

          (vi) any Contract relating to management services, consulting or any other similar type contract;

          (vii) any Contract relating to Permits to or from Acquiror; or

          (viii) excluding Contracts covered in subsections (i) through (viii) above, any Contract which (A) involves the annual payment or annual receipt by Acquiror of more than $5,000 or (B) otherwise materially affects the business.

         (b) Except as set forth in SCHEDULE 3.13, all the Contracts referred to in SCHEDULE 3.13 are legally binding, valid and in full force and effect, and there exists no violation, default or breach thereunder on the part of Acquiror or, to the knowledge of Acquiror, any other party thereto.

         (c) True and complete copies of all documents listed in SCHEDULE 3.13 have been delivered to EBonline. -------------

         SECTION 3.14 LITIGATION. There is no claim, suit, action, arbitration or other legal, administrative or governmental investigation or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror, nor is there any Order of any Governmental Authority or Regulatory Agency to which the business or the assets or capital stock of Acquiror is subject, or, insofar as can be foreseen, may be subject in the future.

         SECTION  3.15 TAX MATTERS.  Except as  otherwise  set forth in SCHEDULE
3.15:

         (a) All returns, declarations or claims for refund relating to Taxes (as hereinafter defined), including any schedule or attachment thereto, and including any amendment thereof, reports and forms, including information returns and reports, required to be filed by or with respect to Acquiror (for purposes of this SECTION 3.15, Acquiror shall include any predecessor and any corporation or other entity previously included in a consolidated group with Acquiror) (each, a "Tax Return") with respect to any federal, state, local and foreign income, gross receipts, license, employment, environmental (including taxes under Section 59A of the Code), customs, duties, capital stock, social security, unemployment, disability, franchise, sales, use, occupation, property (real or personal), property transfer, alternative or add-on minimum, estimated, excise, payroll, withholding, assessments or governmental charges of any kind or character, including any interest, additions to tax and penalties (whether disputed or not) thereon, and including estimated taxes (the above being hereinafter collectively called "Taxes") have been timely filed or valid extensions with respect thereto have been obtained and were correct and complete in all material respects and all Taxes owed by Acquiror (whether or not shown on any Tax Return and whether or not imposed on Acquiror or imposed on a third party for collection by Acquiror) with respect to such periods have been timely paid and/or remitted. All Taxes for which a notice of assessment or demand for payment has been received have been timely paid.

         (b) Complete and correct copies of all federal, state, local and foreign (as applicable) Tax Returns, examination reports and statements or notices of deficiencies (assessed or proposed against or agreed to) of Acquiror for each of the taxable years ended December 31, 1996 through December 31, 1998 have been delivered to EBonline.

         (c) Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of Acquiror, threatening to assert against Acquiror any deficiency or claim for or relating to Taxes. The Tax Returns related to Taxes filed by or with respect to Acquiror are not being examined by, and no notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority. No currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority in connection with any Tax Return related to Taxes filed by or with respect to Acquiror. To the knowledge of Acquiror, no Tax Return has been audited with respect to Acquiror.

         (d) Acquiror has not (A) filed any consent under Section 341(f) of the Code, (B) executed or been affected by a waiver or consent extending any statute of limitations for federal income or other tax liability which remains outstanding, (C) applied for a tax ruling that has continuing effect (or been affected by a tax ruling directed to an affiliated corporation which has continuing effect), (D) entered into or been affected by a closing agreement with any taxing authority that has continuing effect, (E) filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused or been the subject of a deemed election under Section 338(e) thereof, (F) made an election, or been required, to treat any asset of Acquiror as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, (G) agreed to make, or been required to make, any adjustment under
Section 481(a) of the Code to have effect after the Closing, (H) participated in an international boycott under Section 999 of the Code or (I) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 9897(c)(2)(A)(ii) of the Code.

         (e) Acquiror has not made or become obligated to make, and will not, as a result of any event connected with compensation for certain of the transactions contemplated by this Agreement, make or become obligated to make, any payment that would not be deductible under Section 280G of the Code.

         (f) None of the assets of Acquiror directly or indirectly secures the payment of debt the interest on which is tax-exempt under the Code.

         (g) No written claim has ever been made to Acquiror by an authority in a jurisdiction where Acquiror does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Acquiror, or to the knowledge of Acquiror, the issued and outstanding capital stock of Acquiror, that arose in connection with any failure (or alleged failure) to pay any Taxes.

         (h) Acquiror has withheld, paid and reported all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or third party.

         (i) There is no dispute or claim concerning any Tax liability of Acquiror either (A) claimed or posed in writing or (B) as to which Acquiror has knowledge based upon contact with any agent of any taxing authority.

         (j) Acquiror has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.




         (k) Acquiror is not a party to any Tax allocation or sharing agreement and has never been a member of an affiliated group of corporations filing a consolidated federal income Tax Return and has no liability for the Taxes of any person under Section 1.1502-6 of the Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         SECTION 3.16 COMPLIANCE WITH LAW; PERMITS. Except as otherwise set forth on SCHEDULE 3.16, the business has been conducted in compliance with all Laws and Orders and does not violate, and Acquiror is not in conflict with, or in default or violation of, any Laws and Orders, and Acquiror has not received any notice from any Governmental Authority or Regulatory Agency alleging any such lack of compliance, violation, conflict or default. Acquiror has made and/or possesses all Permits necessary or desirable for it to own and use its assets and properties and to conduct the business, is in compliance with the terms of and has not violated such Permits and no proceedings are pending or, to the knowledge of Acquiror, threatened to revoke or limit any such Permit.

         SECTION 3.17 INTELLECTUAL PROPERTY. (a) SCHEDULE 3.17 contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by Acquiror, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by Acquiror, (iii) material unregistered trade names and corporate names owned or used by Acquiror and (iv) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by Acquiror. SCHEDULE
3.17 also contains a complete and accurate list of all licenses and other rights granted by Acquiror to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to Acquiror with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on
SCHEDULE 3.17, Acquiror owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business as presently conducted, free and clear of all Encumbrances (except for any such license). Except as set forth on SCHEDULE 3.17, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by Acquiror has not had and would not reasonably be expected to have a Material Adverse Effect on Acquiror, and no such loss or expiration is, to the knowledge of Acquiror, threatened or pending. Acquiror has taken all necessary actions to maintain and protect the material Intellectual Property Rights which it owns.

         (b) Except as set forth on SCHEDULE 3.17, (i) Acquiror owns all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Encumbrances, (ii) there have been no claims made against Acquiror asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (iii) Acquiror has not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that Acquiror license any rights from a third party), (iv) to the knowledge of Acquiror, the conduct of the business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (v) to the knowledge of Acquiror, the Intellectual Property

Rights owned by or licensed to Acquiror have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in SCHEDULE 3.17, the consummation of the transactions contemplated by this Agreement will have no material adverse effect on the Company's right, title and interest in and to the Intellectual Property Rights listed on SCHEDULE 3.17.

         SECTION  3.18  BENEFIT  PLANS OF  ACQUIROR.  (a) Except as set forth in
SCHEDULE 3.18, Acquiror is not, and has never been, a party to (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any profit sharing, pension, defined compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement or (iii) any written or unwritten plan or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs (individually a "Plan," and collectively the "Plans").

         (b) Each Plan is, and has at all times been, operated in all aspects in substantial compliance with its governing documents, ERISA, the Code, all regulations, rulings and announcements promulgated or issued under ERISA and the Code, and all other applicable law, including without limitation, all reporting, disclosure and other requirements of ERISA applicable to each such Plan.

         (c) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA, and which is intended to be qualified under Section 401(a) of the Code, is so qualified, and any trust through which any such Plan is or has been funded, is exempt from federal income tax under Section 501(a) of the Code, and no fact or circumstance exists which would adversely affect the qualified status of any Plan or trust.

         (d) Neither any Plan nor Acquiror nor any "party in interest" (as defined in Section 3(14) of ERISA) nor any "disqualified person" (as defined in
Section 4975 of the Code) nor any fiduciary with respect to any Plan nor any other party, has ever been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Acquiror to the tax or penalty imposed by Section 4975 of the Code or to any liability under Section 502 of ERISA.

         (e) With respect to any Pension Plan, there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; no condition exists which could subject Acquiror to a penalty under Section 4071 of ERISA.

         (f) Acquiror is not, and has never been, a party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA.

         (g) EBonline has been provided with a true and correct copy of (i) all plan documents relating to each Plan; (ii) all material contracts relating to each Plan, including without limitation insurance contracts, investment management contracts and record keeping arrangements; (iii) Form 5500 series and any attached schedules with respect to the last three plan years for each Plan;
(iv) the most recent summary plan description of each Plan; (v) the most recent determination letter issued by the Internal Revenue Service for each Pension Plan; and (vi) with respect to each Pension Plan that is intended to qualify under the Code, true and complete employee census information that will enable counsel for EBonline to determine whether each such Pension Plan satisfies
Section 410(b) of the Code and which identifies by name each employee of Acquiror who is a highly compensated employee (as defined in Section 414(q) of the Code) for the most recent year.

         (h) With respect to each Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened against Acquiror, and there are no Orders of any Governmental Authority or Regulatory Agency outstanding against any Plan or any fiduciary thereof.

         (i) With  respect to each  welfare  benefit plan (as defined in Section
(3)(1) of ERISA) ("Welfare Benefit Plan") to which Acquiror is, or has ever been, a party which constitutes a group health plan subject to Section 4980B of the Code, each such Welfare Benefit Plan complies, and in each case has materially complied, with all applicable requirements of Section 4980B of the Code.

         (j) Except as required by Section 4980B of the Code, no Plan that is a Welfare Benefit Plan provides or at any time provided for non-terminable or non-alterable medical, life or other benefits described in Section (3)(1) of ERISA for employees or retirees, and no Welfare Benefit Plan irrevocably or unalterably commits or at any time committed Acquiror to provide such benefits or any other benefits for any party upon or following retirement or other termination of employment.

         (k) No Pension Plan has suffered an "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code).

         (l) All material contributions, premiums or claim payments required to be made to or on behalf of each Plan by law, contract or the terms of the Plan have been made.

         (m) No termination or partial termination of a Plan within the meaning of Section 4042 of ERISA or Section 411(d)(3) of the Code has occurred, and no condition exists that would constitute grounds for termination or partial termination of any Plan.

         (n) Acquiror is not, nor has it been, a party to and Acquiror does not directly or indirectly maintain or contribute, nor has it directly or indirectly maintained or contributed, to any Welfare Plan that is separately funded or is intended, through any funding method, trust or arrangement, to be part of a "voluntary employees beneficiary association" (as defined in Section 501(c)(9) of the Code) or part of any other funding method, trust or arrangement described in Section 501(c) of the Code which is intended to be exempt from taxation under
Section 501(a) of the Code.

         (o) Acquiror does not intend, nor has it at any time, in any manner, way or under any circumstance committed itself, to (i) create, adopt, establish, participate in or maintain any benefit plan, fund, program, agreement, or other benefits arrangement (including, without limitation, any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit or any other similar benefit), whether oral or written, other than the Plans, (ii) change, modify, limit or expand any of the existing Plans, (iii) provide or to cause to be provided to any person any payments or benefits in addition to, or in lieu of, those payments or benefits set forth under the Plans or (iv) continue the payment of, or accelerate the payment of, benefits under any of the Plans, except as expressly set forth thereunder.

         (p) No Plan provides benefits, including without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of Acquiror beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the books of Acquiror or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

         (q) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Acquiror to severance pay, unemployment compensation or any other payment, or (ii)
accelerate the time of payment or vesting, or increase the amount of compensation due, any such employee or officer.

         SECTION 3.19 ENVIRONMENTAL AND HEALTH/SAFETY MATTERS. Except as set forth in Schedule 3.19:

         (a) The operation of the business is and has at all times been in compliance with all applicable Environmental Laws.

         (b) Acquiror has obtained, maintained and complied with all Permits required under Environmental Laws for the operation of the Business and such Permits will continue to remain in effect without any change to their respective terms and conditions after the Effective Time and, to the extent required under any applicable Environmental Law, Acquiror will transfer, re-obtain or otherwise modify such Permits in such manner as to allow the uninterrupted operation of the Business. SCHEDULE 3.19 hereto sets forth a complete and correct list of all Permits referenced in this SECTION 3.19(B), copies of which have been delivered to EBonline.

         (c) No Hazardous Substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled in any way in the operation of the Business, except in compliance with all applicable Environmental Laws. There are no locations now owned or operated by Acquiror where Hazardous Substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled, except in compliance with all applicable Environmental Laws. There is no past or ongoing release or threat of release of Hazardous Substances from any of the properties currently owned or operated by Acquiror or any of its affiliates or, to the knowledge of Acquiror, from any properties formerly owned or operated by Acquiror or any of its affiliates. Acquiror has not treated, stored for more than 90 days, or disposed of any hazardous waste, as such term is used within the meaning of RCRA or similar applicable state or municipal Law, except in compliance with all applicable Environmental Laws.

         (d) Acquiror has not received any written notice from any Governmental Authority, Regulatory Agency or other Person advising that Acquiror is potentially responsible for costs associated with any release or threatened release of Hazardous Substances or potentially liable for any violation of any Environmental Law. No pending or, to the knowledge of Acquiror, threatened

Order, litigation, settlement or citation with respect to Hazardous Substances exists with respect to or in connection with the operation of the Business. There has been no environmental investigation conducted by any Governmental Authority or Regulatory Agency with respect to the operation of the Business.

         (e) No underground storage tanks are or, to the knowledge of Acquiror, ever were located on any properties currently or previously owned or leased by Acquiror. To the knowledge of Acquiror, no PCBs or asbestos-containing materials are located on, contained in or otherwise form a part of any of the assets or properties of Acquiror.

         (f) Acquiror has delivered to EBonline copies of all environmental audits, reports and assessments concerning the assets or properties of Acquiror which Acquiror possesses or which Acquiror has knowledge of and reasonably can obtain.

         SECTION 3.20 CORPORATE RECORDS. All stock certificate books, stock certificates, transfer ledgers and minute books of Acquiror have been made available to EBonline and are true and complete and constitute all of the stock certificate books, stock certificates, transfer ledgers and minute books thereof. The minute books of Acquiror reflect all material action taken and authorizations given by the Board of Directors of Acquiror or any committee thereof and all material action taken and authorizations given by the stockholders of Acquiror.

         SECTION 3.21 DEPOSITORIES. SCHEDULE 3.21 contains a complete list of the name, location and account numbers of each bank, trust company, securities broker or other financial institution in which Acquiror has an account, deposits, safe deposit box, lock box or other assets on hand and the names of all authorized Persons with respect thereto.

         SECTION 3.22 INSURANCE. The assets and properties of Acquiror and the conduct of the business are insured by insurers of recognized responsibility in such amounts and against such risks and losses as are adequate therefor in accordance with past practices and with customary industry practices. All insurance policies or binders insuring the property, assets or business liabilities of Acquiror are listed in SCHEDULE 3.22 and are in full force effect and will be in full force and effect, or substantially comparable replacement policies will be in full force and effect, on the Closing Date. SCHEDULE 3.22 identifies those pending or threatened claims listed therein as to which the insurance carrier has denied coverage or has advised Acquiror that it is defending such claim under reservation of right.

         SECTION 3.23 TRUE AND COMPLETE COPIES. All copies of agreements, written contracts and documents delivered and to be delivered hereunder by Acquiror are and will be true and complete copies of such agreements, contracts and documents as of the respective dates on which such agreements, contracts and documents were delivered.

         SECTION 3.24 BROKERAGE. Neither Acquiror nor any of its officers or directors has retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

         SECTION  3.25  TRANSACTIONS  WITH  AFFILIATES.  Except  as set forth on
SCHEDULE 3.25, neither the Majority Stockholder nor any officer, director or employee of Acquiror or, to the knowledge of Acquiror, any Person in which the Majority Stockholder or any officer, director or employee of Acquiror owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by all of such Persons), has any material agreement, arrangement or understanding with Acquiror or any interest in any assets or property of Acquiror.

         SECTION 3.26 EMPLOYEES. SCHEDULE 3.26 sets forth the name, job description and compensation of each employee of Acquiror (including bonuses and other incentive compensation). To the knowledge of Acquiror, there are no pending or threatened disputes between the Acquiror and any of its employees.

         SECTION 3.27 INTERCOMPANY LIABILITIES. Except as reflected in the Financial Statements or Interim Financial Statements or except as disclosed on
SCHEDULE 3.27 or SCHEDULE 3.25 attached hereto, there are no liabilities, contracts or commitments between Acquiror, on the one hand, and the Majority Stockholder or any affiliate of the Majority Stockholder, on the other. Except as disclosed on SCHEDULE 3.27 or SCHEDULE 3.25 attached hereto, during the period from January 1, 1996 to the date hereof, no such liabilities, contracts or commitments have been paid and no settlements thereof have been made except those paid or settled on a basis consistent with the past practices of Acquiror.

         SECTION 3.28 SEC FILINGS. Acquiror has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1996, and has heretofore delivered to EBonline, in the form filed with the SEC (i) its Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1997 and 1998, respectively, (ii) all proxy statements relating to meetings of shareholders of Acquiror (where annual or special) held since January 1, 1996, (iii) all Form 8-Ks filed by Acquiror with the SEC since January 1, 1996, (iv) all other reports or registration statements filed by Acquiror with the SEC since January 1, 1996, and (v) all amendments and supplements to all such reports and registration statements filed by Acquiror with the SEC since January 1, 1996 (collectively, the "Acquiror SEC Reports").
SCHEDULE 3.28 lists all Acquiror SEC Reports which have been provided to EBonline prior to the date hereof. All Acquiror SEC Reports (1) were prepared in Compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and with all the rules and regulations thereunder and (2) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.29 RECAPITALIZATIONS. Except for the transactions contemplated hereby or as set forth on Schedule 3.29, there has not been any stock split or consolidation or other recapitalization involving the Acquiror Common Stock.

         SECTION  3.30  ACQUIROR  COMMON  STOCK.  All of the shares of  Acquiror
Common Stock to be issued or delivered to the stockholders of EBonline in connection with the transactions contemplated hereby, on the date of issuance or delivery thereof, shall (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be free and clear of any Encumbrances and (iii) bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND CANNOT BE TRANSFERRED OR SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         SECTION 3.31 CONTINUITY OF BUSINESS ENTERPRISE. It is the intention of Acquiror to continue at least one significant historic business of EBonline, or to use at least a significant portion of EBonline's historic business assets in a business, in each case within the meaning of Section 1.368-1(d) of the Regulations.

         SECTION 3.32 FULL DISCLOSURE. No statement by Acquiror contained in this ARTICLE III, the Schedules hereto or in any written certificate furnished to EBonline pursuant to this Agreement as of the respective date thereof, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not materially and adversely misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF THE MAJORITY STOCKHOLDER

         As an inducement to EBonline to enter into this Agreement and to consummate the transactions contemplated hereby, the Majority Stockholder represents and warrants to EBonline as follows:

         SECTION 4.1 RECORD AND BENEFICIAL OWNERSHIP OF ACQUIROR COMMON STOCK. Except as contemplated by this Agreement, a majority of the issued and outstanding shares of Acquiror Common Stock are owned beneficially and of record by the Majority Stockholder, free and clear of any Encumbrances, options, puts, calls, contracts, preemptive rights, equities, rights of first refusal or rights of conversion or exchange. Except as contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings relating to the voting of the issued and outstanding shares of Acquiror Common Stock.

         SECTION 4.2 DUE EXECUTION. This Agreement has been duly executed and delivered by the Majority Stockholder and constitutes the legal, valid and binding obligation of the Majority Stockholder enforceable against him in accordance with its terms.

         SECTION 4.3 NO CONFLICT. Except as set forth on SCHEDULE 4.3, neither the execution and delivery of this Agreement by the Majority Stockholder, nor the consummation of the transactions contemplated hereby by the Majority Stockholder, will (i) conflict with or result in a breach of the terms of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, or (iii) result in the creation of any Encumbrance upon any assets or property of the Majority Stockholder pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which the Majority Stockholder is a party or subject, or by which the assets or property of the Majority Stockholder is bound or (iv) contravene any applicable provision of any Laws.

         SECTION 4.4 CONSENTS. Except as otherwise set forth on SCHEDULE 4.4, no consent, approval or authorization of, exemption of other action by notice or declaration, filing or registration with, any Person is required to be obtained, made or given by the Majority Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation by the Majority Stockholder of the transactions contemplated by this Agreement.

         SECTION 4.5 BROKERAGE. The Majority Stockholder has not retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

         SECTION 4.6 FULL DISCLOSURE. No statement by the Majority Stockholder contained in this ARTICLE IV, the Schedules hereto or in any written certificate furnished to EBonline or Acquiror pursuant to this Agreement as of the respective date thereof, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not materially and adversely misleading.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF EBONLINE

         As an inducement to Acquiror and the Majority Stockholder to enter into this Agreement and to consummate the transactions contemplated hereby, EBonline hereby represents and warrants to Acquiror as follows:

         SECTION 5.1 ORGANIZATION, QUALIFICATION AND AUTHORITY OF EBONLINE. (a) EBonline is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EBonline has full corporate power and authority and all material licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on its business as presently conducted and presently proposed to be conducted. EBonline has been duly qualified or licensed as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification or licensing, except where the failure to so qualify would not have a Material Adverse Effect on EBonline.

         (b) EBonline has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by EBonline and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors and stockholders of EBonline and no further corporate action on the part of EBonline is necessary to authorize this Agreement and its performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by EBonline and constitutes the legal, valid and binding obligation of EBonline enforceable against it in accordance with its terms.

         SECTION 5.2 NO CONFLICT. Except as set forth on SCHEDULE 5.2, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, or (iii) result in the creation of any Encumbrance upon any of the capital stock, assets or property of EBonline pursuant to, the charter or by-laws of EBonline, or any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which EBonline is a party or subject, or by which any of its capital stock, assets or property is bound or (iv) contravene any applicable provision of any Laws.

         SECTION 5.3 CONSENTS. Except for: (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the Secretary of State of the State of Delaware and except as otherwise set forth on SCHEDULE 5.3, no consent, approval or authorization of, or filing or registration with, any Person is required to be obtained, made or given by EBonline in connection with the execution, delivery and performance of this Agreement or the consummation by EBonline of the transactions contemplated by this Agreement.

         SECTION 5.4 BROKERAGE. Neither EBonline nor any of its officers or directors has retained, employed or incurred any obligation to any investment banker (other than EBI Securities Corporation), broker or finder in connection with the transactions contemplated by this Agreement.

         SECTION 5.5 CAPITALIZATION. (a) The authorized capital stock of EBonline consists of 1000 shares of common stock, par value, $.01 per share. All of the issued and outstanding shares of EBonline Common Stock were validly issued and are fully paid and non-assessable, and such shares of EBonline Common Stock are free and clear of any Encumbrances, options, contracts, preemptive rights, rights of conversion or exchange, or equities. Except as contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings relating to the voting of the issued and outstanding shares of EBonline Common Stock.

         (b) Except as set forth in SCHEDULE 5.5(B), EBonline has no outstanding
(i) subscriptions, options, puts, calls, warrants, agreements or other rights (including, without limitation, preemptive rights or rights of first refusal) or commitments to issue, nor any obligation or commitment to redeem or purchase, any of its authorized capital stock or (ii) securities convertible into or exchangeable for any of its authorized capital stock. There are no shares of capital stock held in the treasury of EBonline and no shares of capital stock of EBonline have been issued in violation of, or are subject to, any preemptive rights, puts, demands, subscription agreements or commitments of any character. EBonline is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         SECTION 5.6 CORPORATE ORGANIZATIONAL DOCUMENTS. Copies of (i) the charter of EBonline, certified by the Secretary of the State of Delaware, and
(ii) the by-laws of EBonline, certified by the secretary of EBonline, each of which have been delivered to counsel for Acquiror, are true and complete copies of such documents, as amended to date, and are in full force and effect on the date hereof.

         SECTION 5.7 NO UNDISCLOSED LIABILITIES. EBonline does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on EBonline except for (a) liabilities and obligations reflected in either the Financial Statements (including the notes thereto) or Interim Financial Statements and (b) liabilities and obligations disclosed on SCHEDULE 5.7.

         SECTION 5.8 CONTRACTS. (a) SCHEDULE 5.8 contains a complete and correct list of all Contracts of the following types to which EBonline is a party or by which EBonline is bound:

          (i) any Contract relating to the future purchase of services, products, materials or supplies which has a remaining obligation in excess of $5,000 or otherwise materially affects the business;

          (ii) any Contract relating to any obligation for borrowed money or any guarantee or indemnification of an obligation for borrowed money or any other obligation or liability;

          (iii) any Contract that limits the right of EBonline to compete in any line of business or to compete with any other Person;

          (iv) any Contract (A) relating to any outstanding commitment for capital expenditures in excess of $5,000 for any single project (so long as all such contracts not disclosed do not exceed $25,000 in the aggregate for all projects) or (B) otherwise materially affecting EBonline's business;

          (v) any Contract relating to the employment of any Person;

          (vi) any Contract relating to management services, consulting or any other similar type contract;

          (vii) any Contract relating to Permits to or from EBonline; or

          (viii) excluding Contracts covered in subsections (i) through (viii) above, any Contract which (A) involves the annual payment or annual receipt by EBonline of more than $5,000 or (B) otherwise materially affects the business.

         (b) Except as set forth in SCHEDULE 5.8, all the Contracts referred to in SCHEDULE 5.8 are legally binding, valid and in full force and effect, and there exists no violation, default or breach thereunder on the part of EBonline or, to the knowledge of EBonline, any other party thereto.

         (c) True and complete copies of all documents listed in SCHEDULE 5.8 have been delivered to Acquiror.

         SECTION 5.9 LITIGATION. There is no claim, suit, action, arbitration or other legal, administrative or governmental investigation or proceeding pending or, to the knowledge of EBonline, threatened against EBonline, nor is there any Order of any Governmental Authority or Regulatory Agency to which the business or the assets or capital stock of EBonline is subject, or, insofar as can be foreseen, may be subject in the future.

         SECTION 5.10 INTELLECTUAL PROPERTY. (a) SCHEDULE 5.10 contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by EBonline, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by EBonline, (iii) material unregistered trade names and corporate names owned or used by EBonline and (iv) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by EBonline. SCHEDULE
5.10 also contains a complete and accurate list of all licenses and other rights granted by EBonline to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to EBonline with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on
SCHEDULE 5.10, EBonline owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business as presently conducted, free and clear of all Encumbrances (except for any such license). Except as set forth on SCHEDULE 5.10, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by EBonline has not had and would not reasonably be expected to have a Material Adverse Effect on EBonline, and no such loss or expiration is, to the knowledge of EBonline, threatened or pending. EBonline has taken all necessary actions to maintain and protect the material Intellectual Property Rights which it owns.

         (b) Except as set forth on SCHEDULE 5.10, (i) EBonline owns all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Encumbrances, (ii) there have been no claims made against Acquiror asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (iii) EBonline has not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that Acquiror license any rights from a third party), (iv) to the knowledge of EBonline, the conduct of the business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (v) to the knowledge of EBonline, the Intellectual Property Rights owned by or licensed to EBonline have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in SCHEDULE 5.10, the consummation of the transactions contemplated by this Agreement will have no material adverse effect on the Company's right, title and interest in and to the Intellectual Property Rights listed on SCHEDULE 5.10.

         SECTION 5.11 CORPORATE RECORDS. All stock certificate books, stock certificates, transfer ledgers and minute books of EBonline have been made available to Acquiror and are true and complete and constitute all of the stock certificate books, stock certificates, transfer ledgers and minute books thereof. The minute books of EBonline reflect all material action taken and authorizations given by the Board of Directors of EBonline or any committee thereof and all material action taken and authorizations given by the stockholders of EBonline.

         SECTION 5.12 WEBSITE. The domain name (the "Primary Domain Name") of EBonline's website (the "Site") on the World Wide Web, HTTP://WWW.EBONLINEINC.COM, is the sole property of EBonline and EBonline retains all rights, present and future, to the Site. Any and all other domain names necessary to the development and operation of the Site (the "Secondary Domain Names") and ultimately resolving into the Primary Domain Name shall be the sole property of EBonline, and EBonline shall retain all rights to such Secondary Domain Names.

                                   ARTICLE VI

                    COVENANTS OF THE PARTIES PENDING CLOSING


         The respective parties hereto agree as follows with respect to the period between the date of this Agreement and the Closing Date:

         SECTION 6.1 CONDUCT OF BUSINESS. Except as otherwise contemplated by the transactions provided for herein, pending the Closing Acquiror shall, and the Majority Stockholder shall cause Acquiror to, operate and carry on the business only in the ordinary course consistent with past practices. Notwithstanding anything to the contrary contained in the immediately preceding sentence, pending the Closing:

         (a) Acquiror shall, and the Majority Stockholder shall cause Acquiror to, take reasonable actions to maintain its assets in substantially their present state of repair, reasonable wear and tear excepted, and to preserve the goodwill of the business and Acquiror's relationships with its customers, suppliers, distributors, employees and other Persons or entities having business relations with it.

         (b) Except as contemplated by this Agreement, Acquiror shall not, and the Majority Stockholder shall not permit Acquiror to, take any of the following actions without the prior written approval of EBonline:

          (i) Sell, assign, transfer, lease, consume or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice or merge, consolidate or engage in any other business combination with any Person;

          (ii) Amend, modify, cancel or waive any rights under any Contract listed on SCHEDULE 3.13(A) or enter into any Contract that would be required to be disclosed on SCHEDULE 3.13(A), other than in the ordinary course of business;

          (iii)Make any capital expenditure or commit to make any capital expenditure in excess of $5,000;

          (iv) Mortgage, pledge or subject to Encumbrances (other than purchase money liens) any properties or assets of Acquiror;

          (v) Assume, incur or guarantee any obligations or liability for borrowed money;

          (vi) Make any changes in its accounting methods, principles or practices;

          (vii)Knowingly act or omit to do any act within its reasonable control which will cause it or the Majority Stockholder to breach any representation, warranty or obligation of Acquiror or the Majority Stockholder contained in this Agreement;

          (viii) Except as provided herein, amend its Articles of Incorporation or By-laws;

          (ix) Issue any of its capital stock or issue any option, warrant or other right exercisable for or any security convertible into or exchangeable for its capital stock or redeem, purchase or otherwise acquire any shares of its capital stock or change the rights, terms or preferences of any of its securities, options, warrants or other instruments currently outstanding;

          (x) Declare, set aside or pay any dividend or make any other payment or distribution with respect to its capital stock;

          (xi) Increase or decrease the wages, salaries, compensation, pension or other benefits payable to any former employee or any current employee; or

          (xii)Agree to do any of the foregoing, except as contemplated by this Agreement.

         SECTION 6.2 APPROVALS. Each of EBonline, Acquiror and the Majority Stockholder will act diligently and reasonably to secure all Approvals required to be obtained by each of them, respectively, to satisfy the conditions set forth in SECTION 8.2 with respect to each of Acquiror and the Majority Stockholder and SECTION 9.2 with respect to EBonline.

         SECTION 6.3 ACTIONS WITH RESPECT TO THE MERGER. EBonline and Acquiror shall take all necessary steps to pre-clear the Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the Secretary of State of the State of Delaware, in order that, on the Closing Date, the Articles of Merger and Certificate of Merger may be filed with such Secretary of States upon the exchange of documents required in SECTIONS 10.2 AND 10.3.

         SECTION 6.4 ACCESS TO INFORMATION. (a) Acquiror shall, and shall cause its officers, directors, employees and agents to, permit the officers, employees, representatives and agents of EBonline to (i) have full access at reasonable times to all facilities, books, records and documents relating to the business (including without limitations, documents relating to regulatory inquiries, complaints, investigations and ratings), (ii) make copies of such books, records and documents and (iii) confer with the employees, officers, directors, attorneys, accountants and other representatives of Acquiror with respect to all matters regarding Acquiror or its business.

         (b) EBonline shall, and shall cause its officers, directors, employees and agents to, permit the officers, employees, representatives and agents of Acquiror to (i) have full access at reasonable times to all facilities, books, records and documents relating to the business (including without limitations, documents relating to regulatory inquiries, complaints, investigations and ratings), (ii) make copies of such books, records and documents and (iii) confer with the employees, officers, directors, attorneys, accountants and other representatives of EBonline with respect to all matters regarding EBonline or its business.

         (c) No investigation pursuant to this SECTION 6.4 shall affect, add to or subtract from any representations or warranties or the conditions to the obligations of the parties hereto to consummate the Merger.

         SECTION 6.5 NOTIFICATION OF CERTAIN MATTERS. Each of Acquiror and the Majority Stockholder shall give prompt notice to EBonline, and EBonline shall give prompt notice to each of Acquiror and the Majority Stockholder, of (i) the occurrence, or failure to occur, of any event which such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of Acquiror, the Majority Stockholder or EBonline, as the case may be, or of any officer, director, employee or agent of Acquiror or EBonline, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; PROVIDED, HOWEVER, that failure to give such notice shall not constitute a waiver of any defense which may be validly asserted.

         SECTION 6.6 TAX-FREE REORGANIZATION. None of EBonline, Acquiror or the Majority Stockholder shall take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, except for actions as may be contemplated by this Agreement.

         SECTION 6.7 AMENDMENT TO CERTIFICATE OF INCORPORATION. Immediately prior to the Effective Date, Acquiror shall file an amendment to its Certificate of Incorporation in the form attached hereto as EXHIBIT D.

                                  ARTICLE VII

                          CONFIDENTIALITY AND PUBLICITY

         SECTION 7.1 CONFIDENTIALITY. (a) All data, reports, records and other written and oral information of any kind received by any party hereto or affiliates, shareholders, directors, partners, officers, employees, agents, representatives, consultants or lenders of such party (such party being hereinafter referred to as the "Receiving Party") from any other party hereto or affiliates, shareholders, partners, directors, officers, employees, agents, representatives or consultants of such other party (such other party being hereinafter referred to as the "Delivering Party") under this Agreement or in connection with the transactions contemplated hereby shall be treated as confidential (collectively, "Confidential Information"). Except as otherwise provided herein, the Receiving Party shall not disclose or use (and shall not permit its affiliates, shareholders, directors, officers, partners, employees, agents, representatives or consultants to use) Confidential Information for its own (or their own) benefit and shall use commercially reasonable efforts (and shall cause its affiliates, shareholders, partners, directors, officers, employees, agents, representatives or consultants to use commercially reasonable efforts) to maintain the confidentiality of Confidential Information. If the Receiving Party or any of its affiliates, shareholders, directors, officers, partners, employees, agents, representatives or consultants is required to disclose Confidential Information by or to any court, arbitrator, Governmental Authority or Regulatory Agency of competent jurisdiction, the Receiving Party shall, prior to such disclosure, promptly notify the Delivering Party of such requirement and all particulars related to such requirement. The Delivering Party shall have the right, at its own cost and expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine. (b) The restrictions set forth in SECTION 7.1(A) hereof shall not apply to the use or disclosure of Confidential Information to the extent, but only to the extent, (i) permitted or required pursuant to any other agreement between or among the parties hereto,
(ii) necessary by a party hereto in connection with exercising its, his or their rights or performing its, his or their duties or obligations under this Agreement, or the other agreements described in clause (i) of this sentence,
(iii) contemplated by the last two sentences of SECTION 7.1(A) hereof or (iv) that the Receiving Party can demonstrate such Confidential Information (A) is or becomes generally available to the public through no fault or neglect of the Receiving Party, (B) is received in good faith on a non-confidential basis from a third party who discloses such Confidential Information without violating any obligations of secrecy or confidentiality or (C) was already possessed at the time of receipt as shown by prior dated written records.

         (c) For the purposes of this SECTION 7.1, (i) information which is specific shall not be deemed to be within an exception set forth in SECTION 7.1(B) hereof merely because it is embraced by general information which is within such an exception and (ii) a combination of information shall not be deemed to be within an exception set forth in SECTION 7.1(B) hereof merely because individual aspects of such combination are within such an exception unless the combination of information itself, its principle of operation and its value or advantages are within such an exception.



                                       13
                                       28

         SECTION 7.2 PUBLICITY. No party hereto shall or shall permit its affiliates principals, associates, directors, officers, representatives or agents to issue any publicity, release or announcement concerning the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby without the prior written approval of the form and content of such publicity, release or announcement by the other parties hereto; PROVIDED, HOWEVER, that no such approval shall be required when such publicity, release or announcement is required by (i) applicable Law, (ii) applicable rules or regulations of, or any listing agreement with, a national or foreign stock exchange or NASDAQ or (iii) any Order; and, PROVIDED FURTHER, that, prior to issuing any publicity, release or announcement without such prior written approval, the party issuing or whose principal, affiliate, associate, directors, officer, representative or agent is issuing such publicity, release or announcement shall have given reasonable prior notice to the parties hereto which have withheld their consent (the "Non-consenting Party") of such intended issuance and, if requested by the Non-consenting Party, shall have used reasonable efforts at the Non-consenting Party's own cost and expense to obtain a protective order or similar protection for the benefit of the Non-consenting Party. Nothing contained herein shall prevent the communication of information with any Governmental Authority or Regulatory Agency.

         SECTION 7.3 RETURN OF CONFIDENTIAL INFORMATION. (a) At any time prior to the Closing, at the request of Acquiror or its legal counsel, EBonline shall, and shall use all commercially reasonable efforts to cause their respective affiliates, shareholders, partners, directors, officers, employees, agents, representatives and consultants to, promptly return to Acquiror all Confidential Information and shall not retain any copies or other reproductions or extracts thereof, and EBonline shall, and shall use all commercially reasonable efforts to cause their respective affiliates, shareholders, partners, directors, officers, employees, agents, representatives and consultants to, destroy or have destroyed all memoranda, notes, reports and documents, and all copies and other reproductions and extracts thereof prepared by it in connection with a review of the Confidential Information.

         (b) At any time prior to the Closing, at the request of EBonline or its legal counsel, Acquiror shall (and shall use all commercially reasonable efforts to cause their respective affiliates, shareholders, partners, directors, officers, employees, agents, representatives and consultants to) promptly return to EBonline all Confidential Information and shall not retain any copies or other reproductions or extracts thereof, and Acquiror shall, and shall use all commercially reasonable efforts to cause their respective affiliates, shareholders, partners, directors, officers, employees, agents, representatives and consultants to, destroy or have destroyed all memoranda, notes, reports and documents, and all copies and other reproductions and extracts thereof prepared by it in connection with a review of the Confidential Information.

         SECTION 7.4 INJUNCTIVE RELIEF. The parties recognize that any breach of this ARTICLE VII would cause irreparable injury and that monetary damages alone would not be sufficient with respect thereto. Accordingly, each party agrees that if it breaches or threatens to breach the provisions of this ARTICLE VII each other party shall have, in addition to and not in lieu of any other rights and remedies available at law or in equity, the right to injunctive relief.

                                  ARTICLE VIII

                    CONDITIONS TO THE OBLIGATIONS OF EBONLINE

         The obligations of EBonline to consummate, on the Closing Date, the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by EBonline:

         SECTION 8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by each of Acquiror and the Majority Stockholder in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes contemplated by this Agreement. Acquiror and the Majority Stockholder shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by them, prior to the Closing Date. Acquiror and the Majority Stockholder each shall have certified to the effect of this SECTION 8.1 in writing to EBonline, in a form reasonably satisfactory to EBonline, as of the Closing Date. Notwithstanding anything to the contrary contained herein, the Closing of the transactions contemplated hereby shall not be deemed to be a waiver by EBonline or any Indemnitee of any rights to indemnification pursuant to ARTICLE XIII, irrespective of whether EBonline or any other Person had knowledge on or before the Closing Date of the breach by either Acquiror or the Majority Stockholder of any representation, warranty, agreement, covenant or condition contained in this Agreement.

         SECTION 8.2 APPROVALS. All Approvals required to be obtained by Acquiror and the Majority Stockholder to consummate the transactions contemplated by this Agreement shall have been validly obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and copies of all such Approvals shall have been delivered to EBonline.

         SECTION 8.3 NO PROCEEDING OR LITIGATION. No action, suit or proceeding before any court or any other Governmental Authority or Regulatory Agency shall have been commenced or threatened, and no investigation by any Governmental Authority or Regulatory Agency shall have been threatened, against any of the parties to this Agreement or any of the principals, officers, directors or stockholders of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

SECTION 8.4 OTHER DOCUMENTS. Each of Acquiror and the Majority Stockholder shall have furnished or caused to be furnished to EBonline the documents set forth in
SECTION 10.2 and such other documents and certificates as may be reasonably requested by EBonline.

SECTION 8.5 CORPORATE ACTION. Acquiror shall have taken all corporate action necessary to approve the transactions contemplated by the Agreement and Acquiror shall have furnished EBonline with copies of resolutions, adopted by the Board of Directors of Acquiror and the Majority Stockholder and certified by the secretary of Acquiror as of the Closing Date, in form and substance reasonably satisfactory to counsel for EBonline, in connection with such transactions.

                                   ARTICLE IX

                    CONDITIONS TO THE OBLIGATIONS OF ACQUIROR
                          AND THE MAJORITY STOCKHOLDER

         The obligations of Acquiror and the Majority Stockholder to consummate, on the Closing Date, the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by each of Acquiror and the Majority Stockholder:

         SECTION 9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by EBonline in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes contemplated by this Agreement. EBonline shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. EBonline each shall have certified to the effect of this SECTION 9.1 in writing to Acquiror and the Majority Stockholder, in a form reasonably satisfactory to Acquiror and the Majority
Stockholder, on the Closing Date. Notwithstanding anything to the contrary contained herein, the closing of the transactions contemplated hereby shall not be deemed a waiver by the Majority Stockholder or any Indemnitee of any rights to indemnification pursuant to ARTICLE XIII, irrespective of whether the Majority Stockholder or any other Person had knowledge on or before the Closing Date of the breach by either Acquiror or the Acquiror of any representation, warranty, agreement, covenant or condition contained in this Agreement.

         SECTION 9.2 APPROVALS. All Approvals required to be obtained by EBonline to consummate the transactions contemplated by this Agreement shall have been validly obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and copies of such Approvals shall have been delivered to Acquiror and the Majority Stockholder.

         SECTION 9.3 NO PROCEEDING OR LITIGATION. No action, suit or proceeding before any court or any other Governmental Authority or Regulatory Agency shall have been commenced or threatened, and no investigation by any Governmental Authority or Regulatory Agency shall have been threatened, against any of the parties to this Agreement or any of the principals, officers or directors of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         SECTION 9.4 OTHER DOCUMENTS. EBonline shall have furnished Acquiror with the documents set forth in SECTION 10.3 and such other documents and certificates as may be reasonably requested by Acquiror or the Majority
Stockholder, including correct and complete copies of the audited financial statements of EBonline for the period from April 7, 1999, the date of inception of EBonline, to June 30, 1999 (the "Financial Statements") and shall make available for inspection all auditors' work papers related to the foregoing financial information. Except as shall be set forth on SCHEDULE 9.4, which Schedule shall be updated as of and furnished on the Closing Date, the Financial Statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Financial Statements shall be based on the books and records of EBonline at the time of their preparation, and shall fairly present the financial condition of EBonline as of the dates they were prepared and the results of the operations of EBonline for the periods indicated, subject to such adjustments which, given the period involved, are normal and not, individually or in the aggregate, material.

         SECTION 9.5 CORPORATE ACTION. EBonline shall have taken all corporate action necessary to approve the transactions contemplated by the Agreement, and EBonline shall have furnished Acquiror and the Majority Stockholder with copies of resolutions, adopted by the Board of Directors of EBonline and certified by the secretary of EBonline as of the Closing Date, in form and substance reasonably satisfactory to counsel for Acquiror and the Majority Stockholder, in connection with such transactions.

                                    ARTICLE X

                                     CLOSING

         SECTION 10.1 CLOSING. Unless this Agreement shall have been terminated pursuant to the provisions of ARTICLE X the closing of the transactions contemplated by this Agreement (the "Closing") shall be held on the later of:
(i) July 9, 1999 and (ii) the last business day of the week following the week in which the final Approval required to consummate the transactions contemplated hereby shall have been obtained and all statutory waiting periods relating thereto shall have expired or been terminated. The Closing shall occur at the close of the New York Stock Exchange trading day at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178.

         SECTION 10.2 DELIVERY OF DOCUMENTS BY ACQUIROR. Acquiror agrees to execute and deliver, or cause to be executed and delivered, to EBonline at the Closing, the following:

          (a) All of the instruments and documents required to be delivered under ARTICLE VII.

          (b) Written resignations of the directors and officers of Acquiror, effective as of 12:01 a.m. on the date following the Closing Date, and as of the Closing Date, respectively.

          (c) All minute books, stock certificate books, stock ledgers and the corporate seal of Acquiror.

          (d) A copy of the Articles of Incorporation of Acquiror as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of the State of Nevada.

          (e) Certificates, as of the most recent practicable dates as to the corporate good standing of Acquiror issued by the Secretary of State of the State of Nevada and any other state in which Acquiror is required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date.

          (f) A copy of the By-laws of Acquiror in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Acquiror as of the Closing Date.

          (g) Resolutions of the Board of Directors of Acquiror and the Majority Stockholder, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Acquiror as of the Closing Date.

          (h) A Certificate of the Secretary or Assistant Secretary of Acquiror dated the Closing Date certifying (i) as to the matters in (f) and (g), above, (ii) that the Certificate of Incorporation of Acquiror has not been amended, and (iii) as to the incumbency and specimen signature of each officer of Acquiror executing this Agreement and the other agreements contemplated herein.

          (i)  Such other documents as EBonline may reasonably request.

         SECTION 10.3 DELIVERY OF DOCUMENTS BY EBONLINE. EBonline agrees to execute and deliver, or cause to be executed and delivered, to Acquiror and the Majority Stockholder, as the case may be, at the Closing, the following:

          (a) All of the instruments and documents required to be delivered under ARTICLE IX.

          (b) Resolutions of the Board of Directors of EBonline, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of EBonline as of the Closing Date.

          (c) Evidence of the consent of the stockholders of EBonline duly adopted pursuant to the GCL, certified by the Secretary or Assistant Secretary of EBonline as of the Closing Date.

          (d) A Certificate of the Secretary or Assistant Secretary of EBonline dated as of the Closing Date certifying (i) that the copy of the By-laws of EBonline attached to such Certificate are the By-laws of EBonline in effect as of the Closing Date and (ii) as to the incumbency and specimen signature of each officer of EBonline executing this Agreement and the other agreements contemplated herein.

          (e) Such other documents as Acquiror or the Majority Stockholder may reasonably request.

         SECTION 10.4 FILING OF ARTICLES OF MERGER AND CERTIFICATE OF MERGER. Concurrent with the exchange of documents referred to in this ARTICLE X, and subject to satisfaction of the conditions set forth herein, EBonline and Acquiror hereby authorize the filing, on the Closing Date, of the Articles of Merger in the office of the Secretary of State of the State of Nevada and the Certificate of Merger in the office of the Secretary of State of the State of Delaware.

                                   ARTICLE XI

                            TERMINATION AND REMEDIES

         SECTION 11.1 METHODS OF TERMINATION. This Agreement may be terminated prior to the Closing Date under the following circumstances:

          (a) by mutual written consent of EBonline, Acquiror and the Majority Stockholder;

          (b) subject to the provisions of SECTION 11.2, by EBonline giving written notice to each of Acquiror and the Majority Stockholder if all of the conditions to the obligations of EBonline set forth in ARTICLE VII have not been satisfied on or before the Closing Date;

          (c) subject to the provisions of SECTION 11.2, by the Majority Stockholder and Acquiror giving written notice to EBonline if all of the conditions to the obligations of Acquiror and the Majority Stockholder set forth in ARTICLE IX have not been satisfied on or before the Closing Date;

          (d) by any party if the Closing has not occurred for any reason by July 31, 1999, provided that such terminating party is not then in breach of this Agreement.

         SECTION 11.2 OPPORTUNITY TO CURE. Notwithstanding anything contained in this Agreement to the contrary and subject to the provisions of Section 11.1(b) and 11.1(c) respectively, none of the Majority Stockholder, Acquiror or EBonline shall terminate this Agreement under SECTION 11.1(B) or (C) unless such party shall have first given the other parties notice of its intent to terminate this Agreement, setting forth the nature of the condition to the terminating party's obligation to close which remains unsatisfied and the other parties shall have failed to satisfy such condition within 10 days after receipt of such notice;
PROVIDED that if such condition is of a nature that it cannot be reasonably satisfied within such 10 day period, then, if the defaulting or breaching party shall have commenced an attempt to satisfy such condition within such 10 day period, the period to satisfy such condition shall be extended until the date which is 30 days after receipt of such notice.

         SECTION 11.3 PROCEDURE UPON TERMINATION. In the event of termination pursuant to SECTION 11.1:

          (a) each party will return all documents and other materials of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

          (b) such termination shall not relieve any party of any liability or further obligation to any other party for breach of this Agreement; PROVIDED, HOWEVER, that termination of this Agreement pursuant to SECTIONS 11.1(A) OR (D) shall not constitute a breach of this Agreement.

                                  ARTICLE XII

               COVENANTS OF THE PARTIES SUBSEQUENT TO THE CLOSING

         SECTION 12.1 ACCESS AND COOPERATION. Following the Closing Date, Acquiror shall allow the Majority Stockholder and representatives and agents of the Majority Stockholder, upon reasonable prior notice and during regular business hours, to examine and make copies of any books and records of Acquiror, to the extent such documents relate to the conduct of the business prior to the Closing, for any reasonable business purpose, including, without limitation, the preparation or examination of Tax Returns, regulatory filings, financial statements and defense of any actual or threatened litigation. Access to such books and records may not unreasonably interfere with the business operations of Acquiror or any successor company and the Majority Stockholder shall reimburse Acquiror for all reasonable out-of-pocket expenses incurred by Acquiror in making available and copying such records. Acquiror shall retain the books and records of Acquiror delivered at the Closing which are reasonably necessary for the preparation of Tax Returns for a period of at least 10 years after the Closing and Acquiror shall not dispose of such books and records if the Majority Stockholder has delivered written notice to Acquiror prior to the expiration of the 10 year period that the statute of limitations with respect to tax matters for which such books and records are reasonably necessary has not expired. Acquiror shall retain all other books and records of Acquiror delivered at the Closing for a period of at least three years after the Closing.

         SECTION 12.2 FURTHER ASSURANCES. Upon the terms and subject to the conditions provided herein, each of EBonline, the Acquiror and the Majority Stockholder shall use commercially reasonable efforts to take or cause to be taken all action, or do or cause to be done all things or execute or cause to be executed any documents necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, and the other agreements contemplated hereby.

         SECTION 12.3 EXPENSES. Except as otherwise provided in this Agreement, the Majority Stockholder will pay all legal and other expenses incurred by or on behalf of himself and Acquiror, and EBonline will pay all legal and other expenses incurred by or on behalf of itself, in each case including, without limitation, all expenses and legal fees of each party's counsel and advisors incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein whether or not such transactions are completed or this Agreement is terminated. Notwithstanding any other provision hereof, whether or not the transactions contemplated by this Agreement are completed, EBonline shall pay all legal and other expenses incurred in connection with (i) the preparation and filing with the Securities and Exchange Commission of the Acquiror's information statement required by Rule 14f-1 under the Exchange Act and Acquiror's Report on Form 8-K with respect to the execution of this Agreement and (ii) the preparation and filing of the notice required by Rule 10b-17 under the Exchange Act as provided in such rule.

         SECTION 12.4 CERTAIN SALES. Notwithstanding any other provision hereof, the Majority Stockholder shall have the right to sell shares of Acquiror Common Stock to EBonline or any affiliate or stockholder thereof and EBonline and any affiliate or stockholder thereof shall have the right to purchase Acquiror Common Stock in any other manner not prohibited by law.

         SECTION 12.5 CONTINUITY OF BUSINESS ENTERPRISE. Acquiror will continue at least one significant historic business line of EBonline, or use at least one significant portion of EBonline's historic business assets in a business, in each case within the meaning of Section 1.368-1(d) of the Regulations.

                                  ARTICLE XIII

                     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION

         SECTION 13.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, covenants and agreements of the parties contained in Articles III, IV, V and VII shall continue in full force after the Closing Date for a period of two years following the Closing, or if the Closing shall not have taken place, for a period of two years following the date hereof.

         SECTION 13.2 INDEMNIFICATION BY EBONLINE.  Subject to SECTIONS 13.1 AND
13.4. EBonline shall indemnify Acquiror (after the Closing) and the directors and officers of Acquiror (after the Closing) and the Majority Stockholder for, and shall hold each of them harmless from, any and all damages, claims, suits, actions, causes of action, proceedings, investigations, losses, liabilities, assessments, judgments, deficiencies and expenses (including, without limitation, reasonable legal, accounting and other professional expenses) ("Indemnified Liabilities") asserted against or incurred or sustained by any of them relating to, associated with or arising out of any breach of any of the warranties or representations of EBonline set forth in ARTICLE V of this Agreement or the covenants and agreements of EBonline set forth in this Agreement.

         SECTION 13.3 INDEMNIFICATION BY THE MAJORITY STOCKHOLDER. Subject to SECTIONS 13.1 AND 13.4, the Majority Stockholder shall indemnify Acquiror (after the Closing) and its directors and officers for, and shall hold each of them harmless from, (i) any and all Indemnified Liabilities asserted against or incurred or sustained by it or its Affiliates relating to, associated with or arising out of any breach of any of the warranties or representations set forth in ARTICLE III or ARTICLE IV of this Agreement or the covenants and agreements of Acquiror or the Majority Stockholder set forth in this Agreement, and (ii) any and all Taxes, damages, claims, suits, actions, causes of action, proceedings, investigations, losses, liabilities, assessments, judgments, deficiencies and expenses asserted against Acquiror (after the Closing) related to, associated with or arising out of any facts or circumstances, including without limitation any such facts or circumstances related to labor or employment, existing prior to the Closing and attributable to the Acquiror (prior to the Closing).

         SECTION 13.4 INDEMNIFICATION PROCEDURE. (a) Reasonably promptly after obtaining knowledge thereof, a Person who may be entitled to indemnification hereunder (the "Indemnitee") shall promptly give the party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Indemnified Liability which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"); PROVIDED, HOWEVER, that no failure or delay in giving any such Notice of Claim shall relieve the Indemnitor of its obligations except, and only to the extent, that it is prejudiced thereby. A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to an Indemnified Liability. The Indemnitor shall perform its indemnification obligations in respect of an Indemnified Liability described in a Notice of Claim under SECTIONS 13.2 or 13.3 hereof, as the case may be, within 30 days after the Indemnitor shall have received such Notice of Claim; PROVIDED, HOWEVER, such obligation shall be suspended so long as the Indemnitor is in good faith performing its obligations under SECTION 13.4(B) hereof with respect to such Indemnified Liability.

         (b) The Indemnitor shall (i) promptly inform the Indemnitee of all material developments with respect to a matter which is the subject of a Notice of Claim and (ii) inform the Indemnitee promptly after the Indemnitor has made a good faith determination, based on the facts alleged in such Notice of Claim or which have otherwise become known to the Indemnitor, either that the Indemnitor acknowledges that it has an indemnification obligation hereunder in respect of such Indemnified Liability or that the Indemnitor has made a good faith determination that it has no indemnification obligation hereunder in respect of such Indemnified Liability. Except as set forth in SECTION 13.4(C), the Indemnitee shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense, contest or other opposition of any such third-party claim, demand, suit, action or proceeding through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is in good faith performing its obligations under this SECTION 13.4(B), the Indemnitee shall (i) at Indemnitor's cost and expense, cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request and (ii) not compromise or settle any such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. Notwithstanding the foregoing, the Indemnitee shall (x) make its employees reasonably available to the Indemnitor without cost and expense to the Indemnitor provided that the Indemnitor is in good faith performing its obligations under SECTION 13.4(B) and the availability of such employee to the Indemnitor does not materially impair the performance of such employee's duties to the Indemnitee, and (y) bear all costs and expenses which it would have incurred in connection with any third-party action, demand, claim, suit or proceeding involving the Indemnitee without regard for the transactions contemplated by this Agreement. If the Indemnitor fails to perform its obligations under this SECTION 13.4(B), or if the Indemnitor shall have informed the Indemnitee in writing in accordance herewith that the Indemnitor does not have an indemnification obligation hereunder in respect of such Liability, then the Indemnitee shall have the right, but not the obligation, to take the actions which the Indemnitor would have had the right to take in connection with the performance of such obligations and, if the Indemnitee is entitled to indemnification hereunder in respect of the event or circumstance as to which the Indemnitee takes such actions, then the Indemnitor shall, in addition to indemnifying Indemnitee for the Liability, indemnify the Indemnitee for all of the legal, accounting and other costs, fees and expenses reasonably and actually incurred in connection therewith. If the Indemnitor proposes to settle or compromise any such third-party action, demand, claim, suit or proceeding, the Indemnitor shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnitee a reasonable time prior to effecting such settlement or compromise. Notwithstanding anything contained herein to the contrary, the Indemnitee shall have the right to object to the settlement or compromise of any such third-party action, demand, claim, suit or proceeding whereupon (A) the Indemnitee will assume the defense, contest or other opposition of any such third-party action, demand, claim, suit or proceeding for its own account and as if it were the Indemnitor and (B) the Indemnitor shall be released from any and all liability with respect to any such third party action, demand, claim, suit or proceeding to the extent that such liability exceeds the liability which the Indemnitor would have had in respect of such a settlement or compromise.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         SECTION 14.1 AMENDMENT. No addition to, and no cancellation, renewal, extension, modification or amendment of or approval under, this Agreement shall be binding upon a party unless such addition, cancellation, renewal, extension, modification, amendment or approval is set forth in a written instrument which states that it adds to, amends, cancels, renews or extends this Agreement or grants an approval hereunder and which is executed and delivered on behalf of each party, and for each party which is an entity by an officer of, or attorney-in-fact for, such party.

         SECTION 14.2 WAIVER. No waiver of any provision of this Agreement shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such party, and for each party which is an entity by an officer of, or attorney-in-fact for such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time or at any time) nor the delay or failure (at any time or for any period of time) to exercise any right, power or remedy shall operate as a waiver of the right to exercise, or impair, limit or restrict the exercise of, any such right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         SECTION 14.3 INVESTIGATIONS. The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         SECTION 14.4 HEADINGS. The article and section headings contained in this Agreement are for references purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 14.5 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given as follows: on the day established by the sender as having been delivered personally or by telecopier (with confirmation); on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

                  (a)      IF TO ACQUIROR OR THE MAJORITY STOCKHOLDER:

                           Mr. John D. Brasher, Jr.
                           90 Madison Street
                           Suite 707
                           Denver, Colorado  80206
                           Telecopy No.:  (303) 355-3063


                  (b)      IF TO EBONLINE:

                           15245 Shady Grove Road
                           Suite 340
                           Rockville, Maryland  20850
                           Telecopy No.:  (301) 527-1112

                           WITH A COPY TO:

                           Kelley Drye & Warren LLP
                           Two Stamford Plaza
                           281 Tresser Boulevard
                           Stamford, Connecticut 06901
                           Attention: Jay R. Schifferli
                           Telecopy No.:  (203) 327-2669

or to such other address or to the attention of Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         SECTION 14.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party shall assign any of its rights or delegate any of its duties hereunder (in whole or in part and by operation of law or otherwise) without the prior written consent of the other parties hereto. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties shall be void.

         SECTION 14.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF DELAWARE TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 14.8 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) EACH OF THE PARTIES HERETO, TO THE EXTENT THAT SUCH PARTY MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO, AS

WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OR HIS OBLIGATIONS ARISING HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT OR HE MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT OR HE MAY LAWFULLY DO SO, EACH PARTY HERETO CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF, HIMSELF OR ITS OR HIS PROPERTY, IT OR HE HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OR HIS, OBLIGATIONS UNDER THIS AGREEMENT.

         (b) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

         (c) The provisions of this SECTION 14.8 shall survive any termination of this Agreement for any reason. ------------

         SECTION 14.9 COUNTERPARTS. This Agreement may be executed by the parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and deemed to have been executed and delivered by all of the parties at such time as counterparts shall have been executed and delivered by each of the parties, regardless of whether each of the parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of each of the parties.

         SECTION 14.10 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights on any Persons other than parties to this Agreement as provided herein.

         SECTION 14.11 SEVERABILITY. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement or
(ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement

(including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

         SECTION 14.12 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto) and the agreements referred to herein contain the entire agreement and understanding among the parties with respect to the subject matter hereof, and cancels and supersedes all previous or contemporaneous written or verbal negotiations, representations, warranties, commitments, offers, bids, bid solicitations and other understandings between or among Acquiror, the Majority Stockholder and EBonline. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein or in any agreement or other instrument contemplated hereby.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                               EBONLINEINC.COM, INC.



                               By:/s/ Martin A. Sumichrast
                                  _________________________________________
                                  Name: Martin A. Sumichrast
                                  Title:Chief Executive Officer


                               CERX VENTURE CORPORATION



                               By:/s/ John D. Brasher, Jr.
                                  ________________________________________
                                  Name:  John D. Brasher, Jr.
                                  Title:   President


                                /s/ John D. Brasher, Jr.
                               ___________________________________________
                               John D. Brasher, Jr.

                                  EXHIBITS

A        Articles of Merger
B        Certificate of Merger
C        Letter of Transmittal
D        Amendment to Certificate of Incorporation

                                                                      EXHIBIT A

                             ARTICLES OF MERGER
                                       OF
                              EBONLINEINC.COM, INC.
                             A DELAWARE CORPORATION
                                      INTO
                            CERX VENTURE CORPORATION
                              A NEVADA CORPORATION

         FIRST: The name of the surviving entity is CERX Venture Corporation, and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is EBonlineinc.com, Inc., organized in the jurisdiction of Delaware.

         SECOND: A plan of merger was adopted by each entity that is a party to this merger.

         THIRD: The plan of merger was adopted by CERX Venture Corporation by [_______________].

         FOURTH:   The  plan  of  merger   was   submitted   to  the  owners  of
EBonlineinc.com, Inc. pursuant to Chapter 92A of the Nevada Revised Statutes.

         FIFTH: The total number of undisputed votes or undisputed total percentage of owner's interests cast for the plan by each class of owner's interests of EBonlineinc.com, Inc. entitled to vote separately on the plan of merger is as follows:

                                                  Undisputed Votes or Percentage
         DESIGNATION                                OF OWNER'S INTEREST FOR
         Common Stock                                          100%

                                                  Undisputed Votes or Percentage
                                                    OF OWNER'S INTEREST AGAINST

         Common Stock                                           0%






         SIXTH: The number of votes or percentage of owner's interests cast for the plan of merger by the owners of each class of interests of EBonlineinc.com, Inc. was sufficient for approval by the owners of that class.

         SEVENTH: The complete executed plan of merger is on file at the place of business of CERX Venture Corporation located at 90 Madison Street, Suite 707, Denver, CO 80206 and a copy of the plan will be furnished by CERX Venture Corporation on request and without cost to any owner of any entity which is a party to this merger.

         EIGHTH: All entities which are parties to this merger have complied with the laws of their respective jurisdiction of organization concerning this merger.

         NINTH: CERX Venture Corporation designates the following address as the address to which the Nevada Secretary of State is to mail any process served on him or her against the entity: 90 Madison Street, Suite 707, Denver, CO 80206.

                                   CERX Venture Corporation
                                   A Nevada Corporation


                                   By:______________________________
                                                           President


                                   By:______________________________
                                                           Secretary


State of _______________  )
                          )  ss:
County of ____________    )

         On ________________, personally appeared before me, a Notary Public, ___________ and _______________ who acknowledged that they executed the above instrument.


                                  ____________________________________
                                  Notary Public

                              CERTIFICATE OF MERGER

                                       OF

                              EBONLINEINC.COM, INC.
                            (a Delaware corporation)

                                      INTO

                            CERX VENTURE CORPORATION
                             (a Nevada corporation)

        (PURSUANT TO SECTION 252 OF THE DELAWARE GENERAL CORPORATION LAW)


         Pursuant to the provisions of Section 252 of the Delaware General Corporation Law, the undersigned President of CERX Venture Corporation, a Nevada corporation, hereby certifies:

         FIRST: The names and states of incorporation of the constituent corporations are EBonlineinc.com, Inc., a Delaware corporation, and CERX Venture Corporation, a Nevada corporation.

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law.

         THIRD: The name the surviving corporation of the merger is CERX Venture Corporation.

         FOURTH: The Certificate of Incorporation of CERX Venture Corporation, the surviving corporation, shall be amended as set forth on Schedule A attached hereto:

         FIFTH: The executed Agreement and Plan of Merger as approved is on file at the principal place of business of CERX Venture Corporation, the surviving corporation, 90 Madison Street, Suite 707, Denver, CO 80206.

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by CERX Venture Corporation, the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         SEVENTH: CERX Venture Corporation hereby agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of any constituent corporation in Delaware, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General

Corporation Law and hereby appoints the Delaware Secretary of State as its agent to accept service of process in connection with any suit or other proceedings and designates the following address as the address to which the Delaware Secretary of State is to mail any process served on him or her against the entity: 90 Madison Street, Suite 707, Denver, CO 80206.

         EIGHTH: The Effective Date and Time of this Certificate of Merger shall be July 9, 1999 at 4:59 p.m. if this Certificate shall be filed with the Secretary of State of Delaware prior so such date and time or the date and time this Certificate is filed with Secretary of State of Delaware if this Certificate is filed after such date and time.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger this ____ day of July, 1999, hereby declaring and certifying, under penalties of false statement, that the facts stated herein are true.

                                      CERX VENTURE CORPORATION



                                     By:_________________________________
                                        President

                                   SCHEDULE A

                            "CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            CERX VENTURE CORPORATION
                             (a Nevada Corporation)


     CERX VENTURE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of Nevada (the "Corporation"), DOES HEREBY CERTIFY THAT:

     A. The Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation in order to (i) change the name of the Corporation from CERX VENTURE CORPORATION to EBONLINEINC.COM, (ii) identify the directors named in the Certificate of Incorporation as members of the first Board of Directors of the Corporation and (iii) reflect a reverse stock split of the Corporation's outstanding common stock, par value $.001 per share, on a three-and-one-half-for-ten (3.5:10) basis, declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended to provide as follows:

     "FIRST. The name of this corporation is EBONLINEINC.COM."

     RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to provide as follows:

     "FOURTH. The names and addresses of the members of the first Board of Directors effective upon the consummation of the merger (the "Merger") of EBonlineinc.com, Inc., a Delaware corporation, with and into the Corporation are:"
          NAME                                        MAILING ADDRESS
 Martin A. Sumichrast                               15245 Shady Grove Road,
                                                    Suite 340
                                                    Rockville, Maryland 20850

 David Lavigne                                      6300  South   Syracuse  Way,
                                                    Suite 645
                                                    Englewood, Colorado 80111



John D. Brasher, Jr.                                90 Madison Street,
                                                    Suite 707,
                                                    Denver, CO  80206

Johnny D. Brasher                                   90 Madison Street,
                                                    Suite 707,
                                                    Denver, CO  80206


     If the Merger does not occur for any reason, Martin A. Sumichrast and David Lavigne will not become members of the Board of Directors.

     RESOLVED, that the first full paragraph of Article FIFTH of the Certificate of Incorporation of the Corporation be amended to provide as follows:

     "FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is SIXTY-FIVE MILLION (65,000,000), of which FIFTY MILLION (50,000,000) shares having a par value of $.001 per share shall be of a class designated "COMMON STOCK" (or "COMMON SHARES") and FIFTEEN MILLION (15,000,000) shares having a par value of $.001 per share shall be of a class designated "PREFERRED STOCK" (or "PREFERRED SHARES"). The Common Stock will be reverse split on a three-and-one-half-for-ten (3.5:10) basis so that each share of Common Stock issued and outstanding as of July 9, 1999 (the "Declaration Date") shall automatically be converted into and reconstituted as seven-twentieths (7/20ths) of one share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof each Stockholder whose shares of Common Stock are not evenly divisible on such three-and-one-half-for-ten basis will receive one additional share of Common Stock for the fractional share that such Stockholder would otherwise be entitled to as a result of the Reverse Split. All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations or restrictions of the above classes of stock shall be as follows:"

     B. Other than the changes described above, there are no amendments to the Certificate of Incorporation.

     C. Pursuant to resolution of the Corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 5,002,838 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and by-laws of the Corporation.

     D. This  amendment  was duly adopted in accordance  with the  provisions of
Section 78.390 of the General Corporation Law of Nevada."


     IN WITNESS WHEREOF, CERX VENTURE CORPORATION has caused this Certificate of Amendment to be signed by its President, and attested by its Assistant Secretary, as of the date below.

DATED:  July __, 1999

                                  CERX VENTURE CORPORATION



                                  By:_________________________________________
                                     John D. Brasher, Jr.
                                     President and Chief Executive Officer


                                  By:_________________________________________
                                     Elizabeth Crosse
                                     Assistant Secretary

                                                                       EXHIBIT C

                            LETTER OF TRANSMITTAL


         To accompany certificates evidencing former shares of Common Stock, $0.01 par value ("Former Shares"), of EBonlineinc.com, Inc., a Delaware corporation ("EBonline"), surrendered in connection with the merger of EBonline with and into CERX Venture Corporation, a Nevada corporation ("Acquiror").

Ladies and Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Merger, dated June 28, 1999 (the "Merger Agreement"), by and among EBonline, Acquiror and John D. Brasher, Jr., the undersigned herewith delivers to you Certificate No. ___ representing _______ shares of EBonline Common Stock (the "Certificate") in exchange for _______ shares of Common Stock, par value $0.001 per share, of Acquiror (the "Acquiror Conversion Shares"). The undersigned hereby irrevocably constitutes and appoints ______________ attorney to transfer the Certificate on the books of EBonline and Acquiror, with full substitution in the premises. The surrender of the Certificate and receipt of the Conversion Shares are subject to the terms and conditions of this Letter of Transmittal. By delivery of this Letter of Transmittal to CERX Venture Corporation in its capacity as the Exchange Agent pursuant to the Merger Agreement, the undersigned hereby waives his right to demand appraisal of the fair value of the Former Shares pursuant to
Section 262 of the Delaware General Corporation Law.

         Please issue a certificate representing the aggregate Acquiror Conversion Shares (the "Acquiror Certificate") in the name of _______________________ and deliver the Acquiror Certificate to the undersigned at ________________________________________________.


                                    __________________________________________
                                    Stockholder name



                                    __________________________________________
                                    Taxpayer Identification Number

                                                                       EXHIBIT D

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            CERX VENTURE CORPORATION
                             (a Nevada Corporation)



         CERX VENTURE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of Nevada (the "Corporation"), DOES HEREBY CERTIFY THAT:

         A. The Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation in order to (i) change the name of the Corporation from CERX VENTURE CORPORATION to EBONLINEINC.COM, (ii) identify the directors named in the Certificate of Incorporation as members of the first Board of Directors of the Corporation and (iii) reflect a reverse stock split of the Corporation's outstanding common stock, par value $.001 per share, on a three-and-one-half-for-ten (3.5:10) basis, declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended to provide as follows:

         "FIRST. The name of this corporation is EBONLINEINC.COM."

         RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to provide as follows:

                  "FOURTH. The names and addresses of the members of the first Board of Directors, effective upon the consummation of the merger (the "Merger") of Ebonlineinc.com, Inc., a Delaware corporation, with and into the Corporation, are:

       NAME                                          MAILING ADDRESS
Martin A. Sumichrast                          15245 Shady Grove Road, Suite 340
                                              Rockville, Maryland 20850

David Lavigne                                 6300 South Syracuse Way, Suite 645
                                              Englewood, Colorado 80111

John D. Brasher, Jr.                          90 Madison Street, Suite 707
                                              Denver, Colorado 80206

Johnny D. Brasher                             90 Madison Street, Suite 707
                                              Denver, Colorado 80206

         If the Merger does not occur for any reason, Martin A. Sumichrast and David Lavigne will not become members of the Board of Directors.

         RESOLVED, that the first full paragraph of Article FIFTH of the Certificate of Incorporation of the Corporation be amended to provide as follows:

                  "FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is SIXTY-FIVE MILLION (65,000,000), of which FIFTY MILLION (50,000,000) shares having a par value of $.001 per share shall be of a class designated "COMMON STOCK" (or "COMMON SHARES") and FIFTEEN MILLION (15,000,000) shares having a par value of $.001 per share shall be of a class designated "PREFERRED STOCK" (or "PREFERRED SHARES"). The Common Stock will be reverse split on a three-and-one-half-for-ten (3.5:10) basis so that each share of Common Stock issued and outstanding as of July 9, 1999 (the "Declaration Date") shall automatically be converted into and reconstituted as seven-twentieths (7/20ths) of one share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof each Stockholder whose shares of Common Stock are not evenly divisible on such three-and-one-half-for-ten basis will receive one additional share of Common Stock for the fractional share that such Stockholder would otherwise be entitled to as a result of the Reverse Split. All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations or restrictions of the above classes of stock shall be as follows:"

         B. Other than the changes described above, there are no amendments to the Certificate of Incorporation.

         C. Pursuant to resolution of the Corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 5,002,838 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and by-laws of the Corporation.

         D. This amendment was duly adopted in accordance with the provisions of
Section 78.390 of the General Corporation Law of Nevada.


                         [signatures on following page]

         IN  WITNESS   WHEREOF,   CERX  VENTURE   CORPORATION  has  caused  this
Certificate of Amendment to be signed by its President, and attested by its Assistant Secretary, as of the date below.

DATED:  June ___, 1999                  CERX VENTURE CORPORATION




                                        By:_________________________________
                                           JOHN D. BRASHER, JR.
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



By:_________________________________
   [__________________________]
    ASSISTANT SECRETARY

                                 ACKNOWLEDGMENTS




STATE OF COLORADO  )
                   )  SS.
COUNTY OF DENVER   )


         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared JOHN
D. BRASHER, JR., the President and Chief Executive Officer of CERX VENTURE CORPORATION, who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on __________, 1999.


                                     My
                                     Commission
                                     Expires___________________________________








STATE OF COLORADO  )
                   )  SS.
COUNTY OF DENVER   )


         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared [_____________________], the Assistant Secretary CERX VENTURE CORPORATION, who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on __________, 1999.


                                     My
                                     Commission
                                     Expires___________________________________

                                  Schedule 2.5

        Shares of Acquiror Common Stock Received by EBonline Stockholders



--------------------------------------  ========================================
       Stockholder                           Shares of Acquiror Common Stock
                                                   Received in Merger
--------------------------------------  ========================================

Eastbrokers International Incorporated                 2,691,773

A1 Internet.com, Inc.                                  1,175,000
--------------------------------------  ----------------------------------------

                                 Schedule 3.1(a)

      Foreign Qualifications; Subsidiaries; Ownership Rights and Interests


None

                                 Schedule 3.2(b)

            Issuance, Redemption, Purchase and Conversion Obligations


None

                                  Schedule 3.4

                                    Conflicts


None

                                  Schedule 3.5

                                    Consents


None

                                  Schedule 3.6

                       Exceptions to Financial Statements


None

                                  Schedule 3.7

                             Undisclosed Liabilities


None

                                  Schedule 3.8

                                Material Changes


None

                                  Schedule 3.13

Promissory notes in the aggregate principal amount of $159,372 and carrying interest in the aggregate amount of $18,741 at and as of June 25, 1999 made by Acquiror in favor of the Majority Stockholder are currently outstanding

                                  Schedule 3.15

                                   Tax Matters


None

                                  Schedule 3.16

                                   Violations


None

                                  Schedule 3.17

                              Intellectual Property


None

                                  Schedule 3.18

                                  Benefit Plans


Acquiror has two stock option compensation plans.

                                  Schedule 3.19

                              Environmental Matters


None

                                  Schedule 3.21

                                  Depositories


Acquiror has a checking account at Firstate Bank, with respect to which only John D. Brasher, Jr. is authorized to transact business. The account number of such account is 300964255 and the address of the bank is 101 Garfield, Denver, Colorado 80206.

                                  Schedule 3.22

                                    Insurance


None

                                  Schedule 3.25

                          Transactions with Affiliates


See Schedule 3.13.
Acquiror owes no legal fees to the Majority Stockholder.

                                  Schedule 3.26

                                    Employees


                                                                              1999
                                                                          Compensation
           NAME                              TITLE                          TO DATE             1998 COMPENSATION
           ----                              -----                          -------             -----------------

John D. Brasher, Jr.        President, Chief Executive Officer,              $0.00                    $0.00
                            Chief Financial Officer and Secretary

Johnny D. Brasher           Senior Vice President                            $0.00                    $0.00

Elizabeth Crosse            Assistant Secretary                              $0.00                    $0.00


                                  Schedule 3.27

                                   Liabilities


See Schedule 3.25.

                                  Schedule 3.28

                                   SEC Filings


10-KSB 1996
10-KSB 1997
10-KSB 1998
10-QSB 3 in 1997
10-QSB 3 in 1998

                                  Schedule 3.29


Acquiror completed a 1:10 reverse stock split in 1994 and a 5:1 forward stock split in 1996, in each case involving the Acquiror Common Stock.

                                  Schedule 4.3

                                    Conflicts


None

                                  Schedule 4.4

                                    Consents


The Majority Stockholder is required to file the following documents with the Securities and Exchange Commission:

1. A Report on Form 8-K with respect to this Agreement.

2  The Information Statement required by Rule 14f-1 under the Exchange Act.

In addition, the Majority Stockholder is required to provide the notice required to be given by Rule 10b-17 under the Exchange Act.

                                  Schedule 5.2

                                    Conflicts


None

                                  Schedule 5.3

                                    Consents


None

                                 Schedule 5.5(b)

            Issuance, Redemption, Purchase and Conversion Obligations


None

                                  Schedule 5.7

                           Liabilities and Obligations


None

                                  Schedule 5.8

                                    Contracts


None

                                  Schedule 5.10

                              Intellectual Property


None

                                  Schedule 9.4

                         Financial Statement Information


None